Use these links to rapidly review the document

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2011

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-165899

Prospectus Supplement
(To prospectus dated April 22, 2010)

                             Shares

Common Stock

We are offering                                             shares of our common stock. Our common stock is listed on the Nasdaq Global Market under the symbol "CLDX." On May      , 2011, the last reported sale price of our common stock on the Nasdaq Global Market was $               per share.

Investing in our common stock involves a high degree of risk. Please read the "Risk Factors" beginning on page S-6 of this prospectus supplement, on page 9 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds to Celldex (Before Expenses)	$	$

Delivery of the shares of common stock is expected to be made on or about                             , 2011. We have granted the underwriters an option for a period of 30 days to purchase an additional                                              shares of our common stock solely to cover over-allotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $               and the total proceeds to us, before expenses, will be $               .

Sole Book-Running Manager

Jefferies

Co-Manager

Wedbush PacGrow Life Sciences

Prospectus Supplement dated                                             , 2011

About this Prospectus Supplement

In this prospectus supplement, "Celldex," "we," "us," "our" or "ours" refer to Celldex Therapeutics, Inc. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of shares of common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference." These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference."

Our Business

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under "Incorporation of Documents by Reference" and "Where You Can Find More Information" in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled "Risk Factors" and in the accompanying prospectus and in other periodic reports incorporated by reference herein.

Our Company

We are a biopharmaceutical company currently focusing on the development of several immunotherapy technologies. Our lead programs include CDX-110 (rindopepimut), a vaccine that is expected to enter into Phase 3 development for glioblastoma multiforme in the second half of 2011, and CDX-011, an antibody-drug conjugate currently in a randomized Phase 2b trial for treatment of advanced breast cancer. We have additional programs at various stages of clinical and preclinical development, including CDX-1127 a therapeutic human antibody candidate for cancer indications, APC Targeting Technology™ programs, CDX-1307 and CDX-1401, and an immune cell mobilizing agent CDX-301. We are currently resourcing our priority programs and supplementing the development of additional programs through external collaborations and funding.

Our strategy is to develop and demonstrate proof-of-concept for our product candidates before leveraging their value through partnerships or, in appropriate situations, continuing late stage development through commercialization ourselves. Demonstrating proof-of-concept for a product candidate generally involves bringing it through Phase 1 clinical trials and one or more Phase 2 clinical trials so that we are able to demonstrate, based on human trials, good safety data for the product candidate and some data indicating its effectiveness. We thus leverage the value of our technology portfolio through corporate, governmental and non-governmental partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product. Our current collaborations include the commercialization of an oral human rotavirus vaccine. Our product candidates address market opportunities for which we believe current therapies are inadequate or non-existent.

Our products are derived from a broad set of complementary technologies which have the ability to utilize the human immune system and enable the creation of preventative and therapeutic agents. We are using these technologies to develop targeted immunotherapeutics comprised of antibodies, adjuvants and monotherapies and antibody-drug conjugates that prevent or treat cancer and other diseases that modify undesirable activity by the body's own proteins or cells. A number of our immunotherapeutic and antibody-drug conjugate product candidates are in various stages of clinical trials. We expect that a large percentage of our research and development expenses will be incurred in support of our current and future clinical trial programs.

CDX-110 (rindopepimut)

CDX-110 is an experimental therapeutic cancer vaccine that targets the tumor-specific molecule epidermal growth factor receptor variant III, or EGFRvIII, in patients with Glioblastoma Multiforme, or GBM, the most common and aggressive form of brain cancer. EGFRvIII has also been observed in various other cancers such as breast, ovarian, prostate, colorectal, and head & neck cancer.

We recently regained the rights to develop and commercialize CDX-110 from Pfizer Vaccines, LLC, or Pfizer. We had a License and Development Agreement with Pfizer under which Pfizer was granted an exclusive worldwide license to CDX-110. Pfizer terminated that agreement effective November 1, 2010. Under that agreement, Pfizer had made a $40 million up-front payment to us, and a $10 million equity investment in Celldex, and had reimbursed development costs for a twenty-nine month period. Upon receipt of the up-front payment from Pfizer, under our agreements with Duke University, or Duke, and Thomas Jefferson University, or TJU, we paid a cash sublicense fee of $1.2 million to Duke and issued to Duke 81,512 shares of our common stock valued at $1.2 million, and paid a cash sublicense fee of $4.5 million to TJU. We expect that we will make additional payments to Duke and TJU in the event that CDX-110 is commercialized or partnered with another company.

At the Society of Neuro-Oncology Annual Meeting held November 18 through 21, 2010, we presented final data on the 5.5-month Progression Free Rate ("PFR") from all 65 patients enrolled in the ACT III study as well as an update on Overall Survival ("OS") data from this study. Final OS data from the ACT II study was also presented. These data provide additional information that will allow us to better design the future clinical development of rindopepimut. Discussions are ongoing with the FDA and other regulatory authorities regarding the registration strategy for rindopepimut. We are currently planning to initiate a pivotal Phase 3 randomized study of rindopepimut in patients with GBM in the second half of 2011.

CDX-011 (glembatumumab vedotin)

In September 2010, we initiated a 120 patient randomized Phase 2b controlled study of CDX-011, our antibody drug conjugate for the treatment of patients with glycoprotein NMB, or GPNMB, expressing advanced, refractory breast cancer. CDX-011 targets the protein GPNMB, which is over expressed in a variety of cancers including breast cancer, melanoma and brain tumors. We expect to complete enrollment of 120 patients at approximately 20-25 clinical sites in the United States in 2011 with preliminary data expected in 2012.

CDX-1127

We have entered into a License Agreement with the University of Southampton, UK, to develop human antibodies to CD27, a potentially important target for immunotherapy of various cancers. In preclinical models, antibodies to CD27 alone have been shown to mediate anti-tumor effects, and may be particularly effective in combination with other immunotherapies. CD27 is a critical molecule in the activation pathway of lymphocytes. It acts downstream from CD40, and may provide a novel way to regulate the immune responses. Engaging CD27 with the appropriate monoclonal antibody has proven highly effective at promoting anti-cancer immunity in mouse models. In September 2010, we exercised an option under our Research and Commercialization Agreement with Medarex, whereby we have a commercial license to the human antibody technology specifically for our CD27 antibody. Preclinical models with our human monoclonal antibody to CD27 have demonstrated immune cell activation and anti-tumor responses. We expect to initiate a dose escalation Phase 1 study during the fourth quarter of 2011 after completing required preclinical toxicology studies.

Other Clinical and Pre-Clinical Programs

Prior to regaining the right to develop CDX-110, we had several other programs in clinical and pre-clinical development. As we focus on the development of CDX-110, CDX-011, and CDX-1127, we will seek opportunities to have third-party academic and governmental collaborators fund these other programs or to out-license the development of these other programs to corporate partners. The status of the other programs that we currently believe are material to our business is summarized in the table below:

Product Candidate	Indication/Field	Stage of Clinical Development
CDX-1307	Muscle-invasive bladder cancer	Phase 2
CDX-1401	Multiple solid tumors	Phase 1/2
CDX-301	Cancer, autoimmune disease and transplant	Preclinical
CDX-014	Renal and ovarian cancer	Preclinical

Rotarix

In 1997, we licensed our oral rotavirus strain to GlaxoSmithKline plc, or Glaxo, and Glaxo assumed responsibility for all subsequent clinical trials and all other development activities. Glaxo gained approval for its rotavirus vaccine, Rotarix®, in Mexico in 2004, which represented the first in a series of worldwide approvals and commercial launches for the product leading up to the approval in Europe in 2006 and in the U.S. in 2008. We licensed-in our rotavirus strain in 1995 and owe a license fee of 30% to Cincinnati Children's Hospital Medical Center, or CCH, on net royalties received from Glaxo. We are obligated to maintain a license with CCH with respect to the Glaxo agreement. The term of the Glaxo agreement is through the expiration of the last of the relevant patents covered by the agreement, although Glaxo may terminate the agreement upon 90 days prior written notice. The last relevant patent is scheduled to expire in December 2012.

In 2005, we entered into an agreement whereby an affiliate of Paul Royalty Fund II, L.P., or PRF, purchased an interest in the milestone payments and net royalties that we receive on the development and worldwide sales of Rotarix®. We have received a total of $60 million in milestone payments under the PRF agreement. No additional milestone payments are due from PRF under the agreement. Once PRF receives $147 million on royalties on the sale of Rotarix®, we will be able to retain approximately 92.5% of the royalties on worldwide sales of Rotarix®. We do not anticipate this happening in the next two years, if at all.

Corporate Information

We are a Delaware corporation organized in 1983. On March 7, 2008, a wholly-owned subsidiary of Celldex (formerly named AVANT Immunotherapeutics, Inc.) merged with and into what was then Celldex Therapeutics, Inc., a privately-held company. Through that merger we acquired the CDX-110 program. On October 1, 2009, a wholly-owned subsidiary of Celldex merged with and into CuraGen Corporation, or CuraGen. As a result of that merger, we acquired the CDX-011 program. On December 31, 2009, CuraGen was merged with and into Celldex and the separate existence of CuraGen ceased.

Our principal executive offices are located at 119 Fourth Avenue, Needham, Massachusetts 02494 and our telephone number is (781) 433-0771. Our corporate website is www.celldextherapeutics.com. The information on our website is not incorporated by reference into this prospectus.

The Offering

Common stock offered by us	shares
Common stock to be outstanding immediately after this offering	shares

Over-Allotment Option

We have granted the underwriters an option to purchase up to                             additional shares of our common stock solely to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds to fund clinical trials of our product candidates and for working capital and other general corporate purposes. See "Use of Proceeds."

Risk Factors

An investment in our common stock involves a high degree of risk. See the information contained in or incorporated under "Risk Factors" beginning on page S-6 of this prospectus supplement, page 9 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Global Market Symbol

Our common stock is listed on The Nasdaq Global Market under the symbol "CLDX."

The total number of shares of common stock to be outstanding immediately after this offering assumes no exercise of the underwriters' over-allotment option and is based on 32,555,382 shares of common stock issued and outstanding as of April 30, 2011, which does not include the following, all as of March 31, 2011:

•
3,727,434 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.82 per share; and

•
1,831,472 shares available for future issuance under our equity compensation plans.

Unless otherwise stated, all information in this prospectus supplement:

•
assumes no exercise of outstanding options to purchase common stock, no issuance of shares available for future issuance under our equity compensation plans, and no conversion of our convertible notes;

•
assumes no exercise of the underwriters' over-allotment option; and

•
reflects all currency in United States dollars.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and in our Annual Report on Form 10-K for the year ended December 31, 2010, as updated by any other document that we subsequently file with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled "Special Note Regarding Forward-Looking Statements."

Risks Related to this Offering

We currently have no product revenue and will need to raise capital to operate our business in addition to funds we receive in this offering.

To date, we have generated no product revenue. Until, and unless, we complete clinical trials and further development, and receive approval from the Food and Drug Administration, or FDA, and other regulatory authorities for our product candidates, we cannot sell our drugs and will not have product revenue. Therefore, for the foreseeable future, we will have to fund all of our operations and development expenditures from cash on hand, equity or debt financings, licensing fees and grants. While the funds we receive in this offering will help fund our operations, additional financing will also be required. If we do not succeed in raising additional funds on acceptable terms, we might not be able to complete planned preclinical and clinical trials or obtain approval of any product candidates from the FDA and other regulatory authorities. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts, forego attractive business opportunities or curtail operations. Any additional sources of financing could involve the issuance of our equity securities, which would have a dilutive effect on our stockholders. No assurance can be given that additional financing will be available to us when needed on acceptable terms, or at all.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of options, convertible notes and restricted stock outstanding. If the holders of these securities exercise or convert them or become vested in them, as applicable, you may incur further dilution.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Under the terms of our financing facility with Cantor Fitzgerald & Co., as of May 16, 2011, we had the ability to sell up to 4,425,000 shares of our common stock. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Risks Related to our Business

Pfizer's termination of its global development and commercialization agreement with us may cause uncertainty surrounding, as well as delays in and increased costs for, the development of our lead clinical development program, which could adversely affect the value of our common stock, our cash position and results of operations.

We had licensed our lead clinical development program, rindopepimut, a therapeutic cancer vaccine candidate sometimes referred to as CDX-110, to Pfizer pursuant to the Pfizer Agreement, under which Pfizer was granted an exclusive worldwide license to rindopepimut and Pfizer would have funded all development costs for the program and would have commercialized the product. On September 1, 2010, Pfizer provided a sixty day written notice to terminate the Pfizer Agreement. In November 2010, all rights to the rindopepimut program were returned to us. We are currently evaluating our options with respect to rindopepimut, which may include licensing all or specific portions of the rights to the rindopepimut program to another third party collaborator or retaining the rights and funding the development of the rindopepimut program ourselves. If we retain the rights to the rindopepimut program and are fully responsible for its development and commercialization, we may face delays, difficulties or unanticipated costs in completing the development and commercialization of the product and will need substantial additional financing. Also, our management team does not have significant experience in completing Phase 3 clinical trials and bringing a drug candidate to commercialization. If we elect to enter into an agreement with a new third party collaborator for the licensing, development and commercialization of the product, the process of identifying a new collaborator and negotiating a new collaboration agreement may cause delays and increased costs. In addition, we may not be able to enter into a new collaboration agreement on terms as favorable as the terms in the Pfizer Agreement.

We may be unable to manage one Phase 3 clinical trial or multiple late stage clinical trials for a variety of product candidates simultaneously.

As our current clinical trials progress, we may need to manage multiple late stage clinical trials simultaneously in order to continue developing all of our current products. The management of late stage clinical trials is more complex and time consuming than early stage trials. Typically early stage trials involve several hundred patients in no more than 10-30 clinical sites. Late stage (Phase 3) trials may involve up to several thousand patients in up to several hundred clinical sites and may require facilities in several countries. Therefore, the project management required to supervise and control such an extensive program is substantially larger than early stage programs. As the need for these resources is not known until some months before the trials begin it is necessary to recruit large numbers of experienced and talented individuals very quickly. If the labor market does not allow this team to be recruited quickly the sponsor is faced with a decision to delay the program or to initiate it with inadequate management resources. This may result in recruitment of inappropriate patients, inadequate monitoring of clinical investigators and inappropriate handling of data or data analysis. Consequently it is possible that conclusions of efficacy or safety may not be acceptable to permit filing of a BLA or NDA for any one of the above reasons or a combination of several.

If we cannot sell capital stock to raise necessary funds, we may be forced to limit our research, development and testing programs.

We will need to raise more capital from investors in addition to those funds raised in this offering to advance our clinical and preclinical products and to fund our operations until we receive final FDA approval and our products begin to generate revenues for us. However, based on our history of losses and the on-going uncertainty of the U.S. capital markets, we may have difficulty raising sufficient capital on terms that are acceptable to us, or at all. As of March 31, 2011, we had cash, cash equivalents and marketable securities of $44.3 million, which, at that time, we believed would support expected operations for more than 12 months.

We continue to seek partnerships with pharmaceutical and biotech companies and with other organizations to support the clinical development of our programs, in addition to funded research grants. This kind of funding is at the discretion of other organizations and companies, which have limited funds. Many other companies like us compete with us for those funds. As a result, we may not receive any research grants or funds from collaborators. If we are unable to raise the necessary funds, we may have to delay or discontinue the clinical development of programs, license out programs earlier than expected, raise funds at significant discount or on other unfavorable terms, if at all, or evaluate a sale of all or part of our business.

Until we begin generating revenue, we may seek funding through the sale of equity, or securities convertible into equity, and further dilution to the then existing stockholders may result. If we raise additional capital through the incurrence of debt, our business may be affected by the amount of leverage it incurs, and its borrowings may subject it to restrictive covenants.

In January 2011, we entered into a financing facility with Cantor Fitzgerald & Co., providing for the sale of up to 5 million shares of our common stock from time to time into the open market at prevailing prices. Through May 16, 2011, we sold 575,000 shares of common stock under this facility and raised $2.4 million in gross proceeds. We may or may not sell additional shares under this facility, depending on the volume and price of our common stock, as well as our capital needs and potential alternative sources of capital. If we actively sell shares under this facility, a significant number of shares of common stock could be issued in a short period of time, although we would attempt to structure the volume and price thresholds in a way that minimizes market impact. Notwithstanding these control efforts, these sales, or the perceived risk of dilution from potential sales of stock through this facility, may depress our stock price or cause holders of our common stock to sell their shares, or it may encourage short selling by market participants, which could contribute to a decline in our stock price. A decline in our stock price might impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities, and may cause our stockholders to lose part or all of the value of their investment in our stock.

We rely on third parties to plan, conduct and monitor our clinical tests, and their failure to perform as required would interfere with our product development.

We rely on third parties to conduct a significant portion of our clinical development activities. These activities include clinical patient recruitment and observation, clinical trial monitoring, clinical data management and analysis, safety monitoring and project management. We conduct project management and medical and safety monitoring in-house for some of our programs and rely on third parties for the remainder of our clinical development activities. If any of these third parties fails to perform as we expect or if their work fails to meet regulatory standards, our testing could be delayed, cancelled or rendered ineffective.

We depend greatly on third party collaborators to license, develop and commercialize some of our products, and they may not meet our expectations.

We have agreements with third party collaborators for the licensing, development and ultimate commercialization of some of our products. Some of those agreements give substantial responsibility over the products to the collaborator. Some collaborators may be unable or unwilling to devote sufficient resources to develop our products as their agreements require. They often face business risks similar to ours, and this could interfere with their efforts. Also, collaborators may choose to devote their resources to products that compete with ours. If a collaborator does not successfully develop any one of our products, we will need to find another collaborator to do so. The success of our search for a new collaborator will depend on our legal right to do so at the time and whether the product remains commercially viable.

The success of our products depends in great part upon our and our collaborators' success in promoting them as superior to other treatment alternatives. We believe that our products can be proven to offer disease prevention and treatment with notable advantages over drugs in terms of patient compliance and effectiveness. However, there can be no assurance that we will be able to prove these advantages or that the advantages will be sufficient to support the successful commercialization of our products.

We may face delays, difficulties or unanticipated costs in establishing sales, distribution and manufacturing capabilities for our commercially ready products.

We may choose to retain, rather than license to another third party, all rights to rindopepimut, CDX-011 and our APC Targeting Technology programs. If we proceed with this strategy, we will have full responsibility for commercialization of these products if and when they are approved for sale. We currently lack the marketing, sales and distribution capabilities that we will need to carry out this strategy. To market any of our products directly, we must develop a substantial marketing and sales force with technical expertise and a supporting distribution capability. We have little expertise in this area, and we may not succeed. We may find it necessary to enter into strategic partnerships on uncertain but potentially unfavorable terms to sell, market and distribute our products when they are approved for sale.

Some of our products are difficult to manufacture, especially in large quantities, and we have not yet developed commercial scale manufacturing processes for any of our products. We do not currently plan to develop internal manufacturing capabilities to produce any of our products at commercial scale if they are approved for sale. To the extent that we choose to market and distribute these products ourselves, this strategy will make us dependent on other companies to produce our products in adequate quantities, in compliance with regulatory requirements, and at a competitive cost. We may not find third parties capable of meeting those manufacturing needs.

Our products and product candidates are subject to extensive regulatory scrutiny.

All of our products and product candidates are at various stages of development and commercialization and our activities, products and product candidates are significantly regulated by a number of governmental entities, including the FDA in the United States and by comparable authorities in other countries. These entities regulate, among other things, the manufacture, testing, safety, effectiveness, labeling, documentation, advertising and sale of our products and product candidates. We or our partners must obtain regulatory approval for a product candidate in all of these areas before we can commercialize the product candidate. Product development within this regulatory framework takes a number of years and involves the expenditure of substantial resources. This process typically requires extensive preclinical and clinical testing, which may take longer or cost more than we anticipate, and may prove unsuccessful due to numerous factors. Many product candidates that initially appear promising ultimately do not reach the market because they are found to be unsafe or ineffective when tested. Companies in the pharmaceutical, biotechnology and vaccines industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials. Our inability to commercialize a product or product candidate would impair our ability to earn future revenues.

If our products do not pass required tests for safety and effectiveness, we will not be able to derive commercial revenue from them.

In order to succeed, we will need to derive commercial revenue from the products we have under development. The FDA has not approved our rindopepimut or CDX-011 product candidates or any of our other lead products for sale to date. Our product candidates are in various stages of preclinical and clinical testing. Preclinical tests are performed at an early stage of a product's development and provide information about a product's safety and effectiveness on laboratory animals. Preclinical tests can last years. If a product passes its preclinical tests satisfactorily, and we determine that further development is warranted, we would file an IND application for the product with the FDA, and if the FDA gives its approval we would begin Phase 1 clinical tests. Phase 1 testing generally lasts between 6 and 24 months. If Phase 1 test results are satisfactory and the FDA gives its approval, we can begin Phase 2 clinical tests. Phase 2 testing generally lasts between 6 and 36 months. If Phase 2 test results are satisfactory and the FDA gives its approval, we can begin Phase 3 pivotal studies. Phase 3 studies generally last between 12 and 48 months. Once clinical testing is completed and a new drug application is filed with the FDA, it may take more than a year to receive FDA approval.

In all cases we must show that a pharmaceutical product is both safe and effective before the FDA, or drug approval agencies of other countries where we intend to sell the product, will approve it for sale. Our research and testing programs must comply with drug approval requirements both in the United States and in other countries, since we are developing our lead products with the intention to, or could later decide to, commercialize them both in the U.S. and abroad. A product may fail for safety or effectiveness at any stage of the testing process. A major risk we face is the possibility that none of our products under development will come through the testing process to final approval for sale, with the result that we cannot derive any commercial revenue from them after investing significant amounts of capital in multiple stages of preclinical and clinical testing.

Product testing is critical to the success of our products but subject to delay or cancellation if we have difficulty enrolling patients.

As our portfolio of potential products moves from preclinical testing to clinical testing, and then through progressively larger and more complex clinical trials, we will need to enroll an increasing number of patients with the appropriate characteristics. At times we have experienced difficulty enrolling patients and we may experience more difficulty as the scale of our clinical testing program increases. The factors that affect our ability to enroll patients are largely uncontrollable and include principally the following:

•
the nature of the clinical test;

•
the size of the patient population;

•
patients' willingness to receive a placebo or less effective treatment on the control arm of a clinical study;

•
the distance between patients and clinical test sites; and

•
the eligibility criteria for the trial.

If we cannot enroll patients as needed, our costs may increase or it could force us to delay or terminate testing for a product.

Any delay in obtaining regulatory approval would have an adverse impact on our ability to earn future revenues.

It is possible that none of the products or product candidates that we develop will obtain the regulatory approvals necessary for us to begin commercializing them. The time required to obtain FDA and other approvals is unpredictable but often can take years following the commencement of clinical trials, depending upon the nature of the product candidate. Any analysis we perform of data from clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from the particular product candidate including, but not limited to, loss of patent term during the approval period. Furthermore, if we, or our partners, do not reach the market with our products before our competitors offer products for the same or similar uses, or if we, or our partners, are not effective in marketing our products, our revenues from product sales, if any, will be reduced.

We face intense competition in our development activities. We face competition from many companies in the United States and abroad, including a number of large pharmaceutical companies, firms specialized in the development and production of vaccines, adjuvants and vaccine and immunotherapeutic delivery systems and major universities and research institutions. The competitors for which we are aware have initiated a Phase 3 study or have obtained marketing approval for a potentially competitive drug include Alexion, Agenus, Baxter, Dendreon, Eli Lilly, GlaxoSmithKline, ImmunoGen, Merck, Northwest Biotherapeutics, Pfizer, Roche, Sanofi-Aventis, Seattle Genetics, and Takeda. Most of our competitors have substantially greater resources, more extensive experience in conducting preclinical studies and clinical testing and obtaining regulatory approvals for their products, greater operating experience, greater research and development and marketing capabilities and greater production capabilities than those of ours. These companies might succeed in obtaining regulatory approval for competitive products more rapidly than we can for our products, especially if we experience any delay in obtaining required regulatory approvals.

Failure to comply with applicable regulatory requirements would adversely impact our operations.

Even after receiving regulatory approval, our products would be subject to extensive regulatory requirements, and our failure to comply with applicable regulatory requirements will adversely impact our operations. In the United States, the FDA requires that the manufacturing facility that produces a product meet specified standards, undergo an inspection and obtain an establishment license prior to commercial marketing. Subsequent discovery of previously unknown problems with a product or its manufacturing process may result in restrictions on the product or the manufacturer, including withdrawal of the product from the market. Failure to comply with the applicable regulatory requirements can result in fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution.

We depend greatly on the intellectual capabilities and experience of our key executives and scientists and the loss of any of them could affect our ability to develop our products.

The loss of Anthony S. Marucci, our President and Chief Executive Officer, or other key members of our staff, including Avery W. Catlin, our Chief Financial Officer, Dr. Thomas Davis, our Chief Medical Officer, or Dr. Tibor Keler, our Chief Scientific Officer, could harm us. We entered into employment agreements with Messrs. Marucci, Catlin, Davis and Keler, although an employment agreement as a practical matter does not guarantee retention of the employee. We also depend on our scientific and clinical collaborators and advisors, all of whom have outside commitments that may limit their availability to us. In addition, we believe that our future success will depend in large part upon our ability to attract and retain highly skilled scientific, managerial and marketing personnel, particularly as we expand our activities in clinical trials, the regulatory approval process and sales and manufacturing. We routinely enter into consulting agreements with our scientific and clinical collaborators and advisors, opinion leaders and heads of academic departments in the ordinary course of our business. We also enter into contractual agreements with physicians and institutions who recruit patients into our clinical trials on our behalf in the ordinary course of our business. Notwithstanding these arrangements, we face significant competition for this type of personnel from other companies, research and academic institutions, government entities and other organizations. We cannot predict our success in hiring or retaining the personnel we require for continued growth.

We rely on contract manufacturers. Should the cost, delivery and quality of clinical and commercial grade materials supplied by contract manufacturers vary to our disadvantage, our business operations could suffer significant harm.

Although we have small-lot manufacturing capability at our Fall River facility, we rely on sourcing from third-party manufacturers for suitable quantities of some of our clinical and commercial grade materials essential to preclinical and clinical studies currently underway and to planned clinical trials in addition to those currently being conducted by third parties or us. The inability to have suitable quality and quantities of these essential materials produced in a timely manner would result in significant delays in the clinical development and commercialization of products, which could adversely affect our business, financial condition and results of operations. We also rely on collaborators and contract manufacturers to manufacture proposed products in both clinical and commercial quantities in the future. Our leading vaccine candidates require specialized manufacturing capabilities and processes.

We may face difficulty in securing commitments from U.S. and foreign contract manufacturers as these manufacturers could be unwilling or unable to accommodate our needs. Relying on foreign manufacturers involves peculiar and increased risks, including the risk relating to the difficulty foreign manufacturers may face in complying with GMP requirements as a result of language barriers, lack of familiarity with GMP or the FDA regulatory process or other causes, economic or political instability in or affecting the home countries of our foreign manufacturers, shipping delays, potential changes in foreign regulatory laws governing the sales of our product supplies, fluctuations in foreign currency exchange rates and the imposition or application of trade restrictions.

There can be no assurances that we will be able to enter into long-term arrangements with third party manufacturers on acceptable terms, or at all. Further, contract manufacturers must also be able to meet our timetable and requirements, and must operate in compliance with GMP; failure to do so could result in, among other things, the disruption of product supplies. As noted above, non-U.S. contract manufacturers may face special challenges in complying with GMP requirements, and although we are not currently dependent on non-U.S. collaborators or contract manufacturers, we may choose or be required to rely on non-U.S. sources in the future as we seek to develop stable supplies of increasing quantities of materials for ongoing clinical trials of larger scale. Our dependence upon third parties for the manufacture of our products may adversely affect our profit margins and our ability to develop and deliver products on a timely and competitive basis.

The significant third-parties who we currently rely on for sourcing of suitable quantities of some of our clinical and commercial grade materials include:

•
Pfizer, on a transitional basis, Bayer, and Genzyme for rindopepimut;

•
Dalton for Hiltonol which is an integral part of several of our drug products;

•
3M for Resiquimod which is an integral part of several of our drug products; and

•
Piramal for the CDX-011 drug product.

If we or our third-party manufacturers are unable to produce drug material in suitable quantities of appropriate quality, in a timely manner, and at a feasible cost, our clinical tests will face delays.

Certain factors could negatively affect the demand for and sales and profitability of Rotarix®, which would have a material adverse affect on our revenues.

We have licensed a rotavirus strain to Glaxo for the purposes of Glaxo developing and commercializing their Rotarix® vaccine worldwide. The term of the Glaxo agreement is through the expiration of the last of the relevant patents covered by the agreement, although Glaxo may terminate the agreement upon 90 days prior written notice. The last relevant patent is scheduled to expire in December 2012. Glaxo gained approval for Rotarix® in Mexico in July 2004, in the European Union in February 2006 and in the United States in April 2008. In May 2005, we entered into an agreement whereby an affiliate of PRF purchased a 70% interest in the net royalties we receive on worldwide sales of Rotarix®. In addition, we retain upside participation in the worldwide net royalties from Rotarix® once, and if, PRF receives an agreed upon return on capital invested (2.45 times PRF's aggregate cash payments to us of $60 million). The PRF agreement terminates on December 12, 2012, unless otherwise extended. The following are potential factors, among others, that may negatively affect the demand for Rotarix®:

•
competitors in the pharmaceuticals, biotechnology and vaccines market have greater financial and management resources, and significantly more experience in bringing products to market, and may develop, manufacture and market products that are more effective or less expensive than Rotarix®;

•
Rotarix® could be replaced by a novel product and may become obsolete;

•
Glaxo may be unable to prevent third parties from infringing upon their proprietary rights related to Rotarix®;

•
users may not accept such a recently approved product without years of proven history; and

•
we are dependent on Glaxo for the manufacturing, testing, acquisition of regulatory approvals, marketing, distribution and commercialization of Rotarix®.

Any of these factors could have a material adverse effect on the sales of Rotarix® and our revenues.

Other factors could affect the demand for and sales and profitability of Rotarix® and any other of our current or future products.

In general, other factors that could affect the demand for and sales and profitability of our products include, but are not limited to:

•
the timing of regulatory approval, if any, of competitive products;

•
our, Glaxo's, or any other of our partners' pricing decisions, as applicable, including a decision to increase or decrease the price of a product, and the pricing decisions of our competitors;

•
government and third-party payer reimbursement and coverage decisions that affect the utilization of our products and competing products;

•
negative safety or efficacy data from new clinical studies conducted either in the U.S. or internationally by any party could cause the sales of our products to decrease or a product to be recalled;

•
the degree of patent protection afforded our products by patents granted to or licensed by us and by the outcome of litigation involving our or any of our licensor's patents;

•
the outcome of litigation involving patents of other companies concerning our products or processes related to production and formulation of those products or uses of those products;

•
the increasing use and development of alternate therapies;

•
the rate of market penetration by competing products; and

•
the termination of, or change in, existing arrangements with our partners.

Any of these factors could have a material adverse effect on Glaxo's sales of Rotarix® and on any other of our current or future products and results of operations.

We face the risk of product liability claims, which could exceed our insurance coverage, and produce recalls, each of which could deplete our cash resources.

As a participant in the pharmaceutical, biotechnology and vaccines industries, we are exposed to the risk of product liability claims alleging that use of our products or product candidates caused an injury or harm. These claims can arise at any point in the development, testing, manufacture, marketing or sale of our products or product candidates and may be made directly by patients involved in clinical trials of our products, by consumers or healthcare providers or by individuals, organizations or companies selling our products. Product liability claims can be expensive to defend, even if the product or product candidate did not actually cause the alleged injury or harm.

Insurance covering product liability claims becomes increasingly expensive as a product candidate moves through the development pipeline to commercialization. Under our license agreements, we are required to maintain clinical trial liability insurance coverage up to $14 million. However, there can be no assurance that such insurance coverage is or will continue to be adequate or available to us at a cost acceptable to us or at all. We may choose or find it necessary under our collaborative agreements to increase our insurance coverage in the future. We may not be able to secure greater or broader product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for damages resulting from a product liability claim could exceed the amount of our coverage, require us to pay a substantial monetary award from our own cash resources and have a material adverse effect on our business, financial condition and results of operations. Moreover, a product recall, if required, could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other products and product candidates.

In addition, some of our licensing and other agreements with third parties require or might require us to maintain product liability insurance. If we cannot maintain acceptable amounts of coverage on commercially reasonable terms in accordance with the terms set forth in these agreements, the corresponding agreements would be subject to termination, which could have a material adverse impact on our operations.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them.

Because we rely on third parties to develop our products, we must share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically restrict the ability of our collaborators, advisors, employees and consultants to publish data potentially relating to our trade secrets. Our academic collaborators typically have rights to publish data, provided that we are notified in advance and may delay publication for a specified time in order to secure our intellectual property rights arising from the collaboration. In other cases, publication rights are controlled exclusively by us, although in some cases we may share these rights with other parties. We also conduct joint research and development programs which may require us to share trade secrets under the terms of research and development partnership or similar agreements. Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of these agreements, independent development or publication of information including our trade secrets in cases where we do not have proprietary or otherwise protected rights at the time of publication. A competitor's discovery of our trade secrets would impair our competitive position.

We may not be able to successfully integrate newly-acquired technology with our existing technology or to modify our technologies to create new vaccines.

As part of our acquisition of technology assets from entities such as 3M Company and Amgen, we have acquired access to Resiquimod™ (a TLR 7/8 agonist) and Flt3L, which may improve the immunogenicity of our vaccines. If we are able to integrate these licensed assets with our vaccine technologies, we believe these assets will give our vaccines a competitive advantage. However, if we are unable to successfully integrate licensed assets, or other technologies which we have acquired or may acquire in the future, with our existing technologies and potential products currently under development, we may be unable to realize any benefit from our acquisition of these assets, or other technologies which we have acquired or may acquire in the future and may face the loss of our investment of financial resources and time in the integration process.

We believe that our vaccine technology portfolio may offer opportunities to develop vaccines that treat a variety of oncology, inflammatory and infectious diseases by stimulating a patient's immune system against those disease organisms. If our vaccine technology portfolio cannot be used to create effective vaccines against a variety of disease organisms, we may lose all or portions of our investment in development efforts for new vaccine candidates.

We license technology from other companies to develop products, and those companies could influence research and development or restrict our use of it.

Companies that license technologies to us that we use in our research and development programs may require us to achieve milestones or devote minimum amounts of resources to develop products using those technologies. They may also require us to make significant royalty and milestone payments, including a percentage of any sublicensing income, as well as payments to reimburse them for patent costs. The number and variety of our research and development programs require us to establish priorities and to allocate available resources among competing programs. From time to time we may choose to slow down or cease our efforts on particular products. If in doing so we fail to fully perform our obligations under a license, the licensor can terminate the licenses or permit our competitors to use the technology. Moreover, we may lose our right to market and sell any products based on the licensed technology.

We have many competitors in our field, and they may develop technologies that make ours obsolete.

Biotechnology, pharmaceuticals and therapeutics are rapidly evolving fields in which scientific and technological developments are expected to continue at a rapid pace. We have many competitors in the U.S. and abroad. The competitors for which we are aware have initiated a Phase 3 study or have obtained marketing approval for a potentially competitive drug include Alexion, Agenus, Baxter, Dendreon, Eli Lilly, GlaxoSmithKline, ImmunoGen, Merck, Northwest Biotherapeutics, Pfizer, Roche, Sanofi-Aventis, Seattle Genetics, and Takeda. Our success depends upon our ability to develop and maintain a competitive position in the product categories and technologies on which we focus. Many of our competitors have greater capabilities, experience and financial resources than we do. Competition is intense and is expected to increase as new products enter the market and new technologies become available. Our competitors may:

•
develop technologies and products that are more effective than ours, making ours obsolete or otherwise noncompetitive;

•
obtain regulatory approval for products more rapidly or effectively than us; and

•
obtain patent protection or other intellectual property rights that would block our ability to develop competitive products.

We rely on patents, patent applications and other intellectual property protections to protect our technology and trade secrets; which are expensive and may not provide sufficient protection.

Our success depends in part on our ability to obtain and maintain patent protection for technologies that we use. Biotechnology patents involve complex legal, scientific and factual questions and are highly uncertain. To date, there is no consistent policy regarding the breadth of claims allowed in biotechnology patents, particularly in regard to patents for technologies for human uses like those we use in our business. We cannot predict whether the patents we seek will issue. If they do issue, a competitor may challenge them and limit their scope. Moreover, our patents may not afford effective protection against competitors with similar technology. A successful challenge to any one of our patents could result in a third party's ability to use the technology covered by the patent. We also face the risk that others will infringe, avoid or circumvent our patents. Technology that we license from others is subject to similar risks and this could harm our ability to use that technology. If we, or a company that licenses technology to us, were not the first creator of an invention that we use, our use of the underlying product or technology will face restrictions, including elimination.

If we must defend against suits brought against us or prosecute suits against others involving intellectual property rights, we will incur substantial costs. In addition to any potential liability for significant monetary damages, a decision against us may require us to obtain licenses to patents or other intellectual property rights of others on potentially unfavorable terms. If those licenses from third parties are necessary but we cannot acquire them, we would attempt to design around the relevant technology, which would cause higher development costs and delays, and may ultimately prove impracticable.

Our business requires us to use hazardous materials, which increases our exposure to dangerous and costly accidents.

Our research and development activities involve the use of hazardous chemicals, biological materials and radioactive compounds. Although we believe that our safety procedures for handling and disposing of hazardous materials comply with the standards prescribed by applicable laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of an accident, an injured party will likely sue us for any resulting damages with potentially significant liability. The ongoing cost of complying with environmental laws and regulations is significant and may increase in the future.

Health care reform and restrictions on reimbursement may limit our returns on potential products.

Because our strategy ultimately depends on the commercial success of our products, we assume, among other things, that end users of our products will be able to pay for them. In the United States and other countries, in most cases, the volume of sales of products like those we are developing depends on the availability of reimbursement from third-party payors, including national health care agencies, private health insurance plans and health maintenance organizations. Third-party payors increasingly challenge the prices charged for medical products and services. Accordingly, if we succeed in bringing products to market, and reimbursement is not available or is insufficient, we could be prevented from successfully commercializing our potential products.

The health care industry in the United States and in Europe is undergoing fundamental changes as a result of political, economic and regulatory influences. Reforms proposed from time to time include mandated basic health care benefits, controls on health care spending, the establishment of governmental controls over the cost of therapies, creation of large medical services and products purchasing groups and fundamental changes to the health care delivery system. We anticipate ongoing review and assessment of health care delivery systems and methods of payment in the United States and other countries. We cannot predict whether any particular reform initiatives will result or, if adopted, what their impact on us will be. However, we expect that adoption of any reform proposed will impair our ability to market products at acceptable prices and that uncertainty concerning future government regulation of consumer healthcare purchasing and insurance may result in difficulties for drug development companies, like Celldex, in raising capital.

Changes in laws affecting the health care industry could adversely affect our business.

In the U.S., there have been numerous proposals considered at the federal and state levels for comprehensive reforms of health care and its cost, and it is likely that federal and state legislatures and health agencies will continue to focus on health care reform in the future. Congress has considered legislation to reform the U.S. health care system by expanding health insurance coverage, reducing health care costs and making other changes. While health care reform may increase the number of patients who have insurance coverage for our products, it may also include cost containment measures that adversely affect reimbursement for our products. Congress has also considered legislation to change the Medicare reimbursement system for outpatient drugs, increase the amount of rebates that manufacturers pay for coverage of their drugs by Medicaid programs and facilitate the importation of lower-cost prescription drugs that are marketed outside the U.S. Some states are also considering legislation that would control the prices of drugs, and state Medicaid programs are increasingly requesting manufacturers to pay supplemental rebates and requiring prior authorization by the state program for use of any drug for which supplemental rebates are not being paid. Managed care organizations continue to seek price discounts and, in some cases, to impose restrictions on the coverage of particular drugs. Government efforts to reduce Medicaid expenses may lead to increased use of managed care organizations by Medicaid programs. This may result in managed care organizations influencing prescription decisions for a larger segment of the population and a corresponding constraint on prices and reimbursement for our products.

We and our collaborators and partners operate in a highly regulated industry. As a result, governmental actions may adversely affect our business, operations or financial condition, including:

•
new laws, regulations or judicial decisions, or new interpretations of existing laws, regulations or decisions, related to health care availability, method of delivery and payment for health care products and services;

•
changes in the FDA and foreign regulatory approval processes that may delay or prevent the approval of new products and result in lost market opportunity;

•
changes in FDA and foreign regulations that may require additional safety monitoring, labeling changes, restrictions on product distribution or use, or other measures after the introduction of our products to market, which could increase our costs of doing business, adversely affect the future permitted uses of approved products, or otherwise adversely affect the market for our products;

•
new laws, regulations and judicial decisions affecting pricing or marketing practices; and

•
changes in the tax laws relating to our operations.

The enactment in the U.S. of health care reform, possible legislation which could ease the entry of competing follow-on biologics in the marketplace, new legislation or implementation of existing statutory provisions on importation of lower-cost competing drugs from other jurisdictions, and legislation on comparative effectiveness research are examples of previously enacted and possible future changes in laws that could adversely affect our business. In addition, the Food and Drug Administration Amendments Act of 2007 included new authorization for the FDA to require post-market safety monitoring, along with an expanded clinical trials registry and clinical trials results database, and expanded authority for the FDA to impose civil monetary penalties on companies that fail to meet certain commitments.

If physicians, patients and third-party payors do not accept any future drugs that we may develop, we may be unable to generate significant revenue, if any.

Even if our drug candidates as well as any drug candidates that we may develop or acquire in the future obtain regulatory approval, they may not gain market acceptance among physicians, patients and health care payors. Physicians may elect not to recommend these drugs for a variety of reasons including:

•
timing of market introduction of competitive drugs;

•
lower demonstrated clinical safety and efficacy compared to other drugs;

•
lack of cost-effectiveness;

•
lack of availability of reimbursement from third-party payors;

•
convenience and ease of administration;

•
prevalence and severity of adverse side effects;

•
other potential advantages of alternative treatment methods; and

•
ineffective marketing and distribution support.

If our approved drugs fail to achieve market acceptance, we would not be able to generate sufficient revenue from product sales to maintain or grow our business.

Risks Related to our Capital Stock

Our history of losses and uncertainty of future profitability make our common stock a highly speculative investment.

We have had no commercial revenues to date from sales of our human therapeutic or vaccine products and cannot predict when we will. We had an accumulated deficit of $170.3 million as of March 31, 2011. We expect to spend substantial funds to continue the research and development testing of our products that we have in the preclinical and clinical testing stages of development that have not been partnered.

In anticipation of FDA approval of these products, we will need to make substantial investments to establish sales, marketing, quality control, and regulatory compliance capabilities. These investments will increase if and when any of these products receive FDA approval. We cannot predict how quickly our lead products will progress through the regulatory approval process. As a result, we may continue to lose money for several years.

We cannot be certain that we will achieve or sustain profitability in the future. Failure to achieve profitability could diminish our ability to sustain operations, pay dividends on our common stock, obtain additional required funds and make required payments on our present or future indebtedness.

Our share price has been and could remain volatile.

The market price of our common stock has historically experienced and may continue to experience significant volatility. From January 2010 through March 2011, the market price of our common stock has fluctuated from a high of $9.49 per share in the second quarter of 2010, to a low of $2.91 per share in the third quarter of 2010. Our progress in developing and commercializing our products, the impact of government regulations on our products and industry, the potential sale of a large volume of our common stock by stockholders, our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially with significant market losses. If our stockholders sell a substantial number of shares of common stock, especially if those sales are made during a short period of time, those sales could adversely affect the market price of our common stock and could impair our ability to raise capital. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we could be subject to a securities class action litigation as a result of volatility in the price of our stock, which could result in substantial costs and diversion of management's attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

The restrictive covenants contained in our credit agreement may limit our activities.

On December 30, 2010, we entered into a Loan and Security Agreement (the "Loan Agreement") with MidCap Financial, LLC ("MidCap") pursuant to which we borrowed $10 million (the "Term Loan") from MidCap. In March 2011, we amended the Loan Agreement and borrowed an additional $5 million from General Electric Capital Corporation ("GECC") (collectively with MidCap, the "Lenders") to increase the amount owed under the Term Loan to $15 million. Our obligations under the Term Loan are secured by a first priority lien upon and security interest in substantially all of our existing and after-acquired assets, excluding our intellectual property assets (the "Collateral"). Under the Term Loan, we are subject to specified affirmative covenants customary for loans of this type, including but not limited to the obligations to maintain good standing, provide various notices to the Lenders, deliver financial statements to the Lenders, maintain adequate insurance, promptly discharge all taxes, protect our intellectual property and protect the Collateral. The Company is also subject to certain negative covenants customary for loans of this type, including but not limited to prohibitions against certain mergers and consolidations, certain management and ownership changes constituting a "change of control," and the imposition of additional liens on Collateral or other of our assets, as well as prohibitions against additional indebtedness, certain dispositions of property, changes in our business, name or location, payment of dividends, prepayment of certain other indebtedness, certain investments or acquisitions, and certain transactions with affiliates, in each case subject to certain customary exceptions, including exceptions that allow us to enter into non-exclusive and/or exclusive licenses and similar agreements providing for the use of our intellectual property in collaboration with third parties provided certain conditions are met.

Failure to comply with the restrictive covenants in our Term Loan could accelerate the repayment of any debt outstanding under the Term Loan. Additionally, as a result of these restrictive covenants, we may be at a disadvantage compared to our competitors that have greater operating and financing flexibility than we do.

Our ability to use our net operating loss carryforwards will be subject to limitation and, under certain circumstances, may be eliminated.

Utilization of our net operating loss ("NOL") and research and development ("R&D") credit carryforwards may be subject to substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future provided by Section 382 of the Internal Revenue Code of 1986 ("Section 382"), as well as similar state provisions. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period.

In October 2007, June 2009 and in December 2009, Celldex Research experienced a change in ownership as defined by Section 382 of the Internal Revenue Code. Celldex Research, since its formation, had raised capital through the issuance of capital stock on several occasions which, combined with shareholders' subsequent disposition of those shares, has resulted in three changes of control, as defined by Section 382. As a result of the ownership change in October 2007, utilization of its Federal NOLs is subject to an annual limitation. Any unused annual limitation may be carried over to later years, and the amount of the limitation may, under certain circumstances, be subject to adjustment if the fair value of the our net assets are determined to be below or in excess of the tax basis of such assets at the time of the ownership change, and such unrealized loss or gain is recognized during the five-year period after the ownership change. Subsequent ownership changes, as defined in Section 382, could further limit the amount of net operating loss carryforwards and research and development credits that can be utilized annually to offset future taxable income.

We have not undertaken a study to assess whether an ownership change or multiple ownership changes has occurred for (i) Celldex Therapeutics, (ii) CuraGen, (iii) Celldex Research on the state level, or (iv) R&D credits. If there has been an ownership change at any time since its formation, utilization of NOL or tax credit carryforwards would be subject to an annual limitation under Section 382.

For additional discussion on income taxes, refer to Note 15, "Income Taxes," in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management's judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "plan," "expect," "anticipate," "estimate," "predict," "intend," "potential" or "continue" or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drug candidates, their potential therapeutic effect, the possibility of obtaining regulatory approval, our ability or the ability of our collaborators to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate or to discover new drugs in the future are all forward-looking in nature. We cannot guarantee the accuracy of forward-looking statements, and you should be aware that results and events could differ materially and adversely from those described in the forward-looking statements due to a number of factors, including:

•
our ability to successfully complete product research and further development, including animal, preclinical and clinical studies, and commercialization of CDX-110, CDX-011, CDX-1127, and other product candidates and the growth of the markets for those product candidates;

•
our ability to raise sufficient additional capital on terms acceptable to us, or at all;

•
the cost, timing, scope and results of ongoing safety and efficacy trials of CDX-110, CDX-011 and CDX-1127, and other preclinical and clinical testing;

•
our ability to negotiate strategic partnerships or other disposition transactions for our non-core programs;

•
our ability to manage future clinical trials of CDX-110, CDX-011 and CDX-1127, and multiple clinical trials for a variety of product candidates at different stages of development;

•
the strategies and business plans of our partners, such as Glaxo's plans with respect to Rotarix® and Vaccine Technologies' plans concerning the CholeraGarde® (Peru-15) and ETEC E. coli vaccines, which are not within our control, and our ability to maintain strong, mutually beneficial relationships with those partners;

•
the availability, cost, delivery and quality of clinical and commercial grade materials produced by our own manufacturing facility or supplied by contract manufacturers and partners;

•
the timing, cost and uncertainty of obtaining regulatory approvals for CDX-110, CDX-011, CDX-1127, and other product candidates;

•
our ability to develop and commercialize products before competitors that are superior to the alternatives developed by such competitors; and

•
the validity of our patents and our ability to avoid intellectual property litigation, which can be costly and divert management time and attention.

You should also consider carefully the statements set forth in the sections entitled "Risk Factors" in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated by any other document that we subsequently file with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

 Use of Proceeds

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $               , or approximately $               , if the underwriters exercise their over-allotment option in full. We currently expect to use the net proceeds from this offering to fund clinical trials of our product candidates and for working capital and other general corporate purposes. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

The amount and timing of actual expenditures for the purposes set forth above may vary based on several factors, and our management will retain broad discretion as to the ultimate allocation of the proceeds.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of March 31, 2011 was approximately $30.5 million, or $0.95 per share. After giving effect to the sale by us of                     shares of common stock offered by this prospectus supplement at a public offering price of $                per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2011 would have been approximately $           million, or $           per share. This represents an immediate increase in pro forma net tangible book value of $           per share to existing stockholders and an immediate dilution of $           per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution:

Public offering price per share		$
Net tangible book value per share as of March 31, 2011	$0.95
Increase in net tangible book value per share after this offering

Pro forma net tangible book value per share as of March 31, 2011, after giving effect to this offering

Dilution per share to new investors in this offering		$

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, our pro forma net tangible book value per share at March 31, 2011 after giving effect to this offering would have been $           per share, and the dilution in pro forma net tangible book value per share to investors in this offering would have been $           per share. The above discussion and table are based on 32,055,382 shares of our common stock issued and outstanding as of March 31, 2011, which does not include the following:

•
3,727,434 shares issuable upon the exercise of outstanding stock options as of March 31, 2011 with a weighted-average exercise price of $6.82 per share;

•
1,831,472 shares available for future issuance under our equity compensation plans as of March 31, 2011; and

•
500,000 shares of common stock sold in April 2011 which raised $2.1 million in gross proceeds.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated May                , 2011, the underwriters have agreed to purchase, and we have agreed to sell to them,                             shares of our common stock. Jefferies & Company, Inc. is the sole book-running manager in this offering. The underwriters are offering the common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered hereby (other than the shares subject to the underwriters' over-allotment option) if any such shares are taken. Each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Underwriters	Number of Shares
Jefferies & Company, Inc.
Wedbush Securities, Inc.

Total

Commissions and Expenses

The underwriters have advised us that they propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $          per share. After the offering, the public offering price and concession to dealers may be reduced by the underwriters. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total public offering price, the underwriting discount and the proceeds, before expenses, to us assuming both no exercise and full exercise of the underwriters' option to purchase additional shares, as discussed below.

Total
	Per Share	Without Over-Allotment Exercise	With Over-Allotment Exercise
Public offering price	$	$	$
Underwriting discounts and commissions payable by us	$	$	$
Proceeds to us (before expenses)	$	$	$

We estimate expenses payable by us in connection with the offering of common stock, other than the underwriting discount referred to above, will be approximately $               . We are responsible for all of our expenses related to the offering, whether or not it is completed.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of               additional shares at the same price they are paying for the shares shown in the table above solely to cover overallotments, if any. The underwriters may exercise this option at any time and from time to time, in whole or in part, within such 30-day period. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be as shown in the table above.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from certain breaches by us of the underwriting agreement. We have also agreed to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such person, or publicly announce an intention to do any of the foregoing, in any case during the 90-day period described below. We have also agreed, subject to specified exceptions and during the same 90-day period, not to directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of our common stock, options, rights or warrants to acquire shares of our common stock or securities exchangeable or exercisable for or convertible into shares of our common stock, or publicly announce the intention to do any of the foregoing.

These restrictions terminate after the close of trading of the shares on the 90th day after the date of this prospectus supplement. Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without notice, release all or any portion of the securities subject to these restrictions. However, subject to specified exceptions, if (i) during the last 17 days of the 90-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then in each case the 90-day period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such extension.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering or by their affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the shares of common stock is completed, rules may limit the underwriters from bidding for and purchasing shares of our common stock.

In connection with this offering, the underwriters may engage in transactions that stabilize or maintain the price of our common stock and may make short sales of our common stock or purchase our common stock on the open market to cover positions created by short sales. Short sales involve the sale by an underwriter of a greater number of shares than it is required to purchase in this offering. An underwriter may close out any short position by purchasing shares in the open market or by exercising its over-allotment option.

An underwriter also may impose a penalty bid, whereby the underwriter may reclaim selling concessions allowed to other broker-dealers in respect of the common stock sold in the offering for their account if the underwriter repurchases the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares of our common stock.

A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. A "stabilizing bid" is a bid for or the purchase of common stock on behalf of the underwriters in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. A "syndicate covering transaction" is the bid for or purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering.

Similar to other purchase transactions, the underwriters' purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

In connection with an engagement letter for financial advisory services entered into by Jefferies & Company Inc. and us, we have granted Jefferies & Company Inc. a right of first refusal to provide services to us in the future. In accordance with Rule 5110 of the Financial Industry Regulatory Authority, Inc. this right of first refusal is deemed to constitute 1% underwriting compensation in connection with this offering.

The underwriters and their affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)
to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of our common stock to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

France

This prospectus supplement has not been, and will not be, submitted to the clearance procedures of the Autorité des marchés financiers (the "AMF") in France and may not be directly or indirectly released, issued, or distributed to the public in France, or used in connection with any offer for subscription or sale of our common stock to the public in France, in each case within the meaning of Article L. 411-1 of the French Code monétaire et financier (the "French Financial and Monetary Code").

The securities have not been, and will not be, offered or sold to the public in France, directly or indirectly, and will only be offered or sold in France (i) to qualified investors (investisseurs qualifiés) investing for their own account, in accordance with all applicable rules and regulations, and in particular in accordance with Articles L. 411-2 and D. 411-2 of the French Financial and Monetary Code; (ii) to investment services providers authorized to engage in portfolio investment on behalf of third parties, in accordance with Article L.411-2 of the French Financial and Monetary Code; or (iii) in a transaction that, in accordance with all applicable rules and regulations, does not otherwise constitute an offer to the public ("appel public à l'épargne") in France within the meaning of Article L.411-1 of the French Financial and Monetary Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by any recipient, and this prospectus supplement has been distributed to the recipient on the understanding that such recipient is a qualified investor or otherwise meets the requirements set forth above, and will only participate in the issue or sale of the securities for their own account, and undertakes not to transfer, directly or indirectly, the securities to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L.411-1, L.411-2, D.411-1 and D.411-2 of the French Financial and Monetary Code.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

(a)
are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

(b)
are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Order; or

(c)
to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Italy

This prospectus supplement has not been and will not be filed with or cleared by the Italian securities exchange commission (Commissione Nazionale per le societa e la Borsa — the "CONSOB") pursuant to Legislative Decree No. 58 of 24 February 1998 (as amended, the "Finance Law") and to CONSOB Regulation No. 11971 of 14 May 1999 (as amended, the "Issuers Regulation"). Accordingly, copies of this prospectus supplement or any other document relating to our common stock may not be distributed, made available or advertised in Italy, nor may our common stock be offered, purchased, sold, promoted, advertised or delivered, directly or indirectly, to the public other than (i) to "Professional Investors (such being the persons and entities as defined pursuant to article 31(2) of CONSOB Regulation No. 11522 of 1 July 1998, as amended, the "Intermediaries Regulation") pursuant to article 100 of the Finance Law; (ii) to prospective investors where the offer of our common stock relies on the exemption from the investment solicitation rules pursuant to, and in compliance with the conditions set out by article 100 of the Finance Law and article 33 of the Issuers Regulation, or by any applicable exemption; provided that any such offer, sale, promotion, advertising or delivery of our common stock or distribution of the prospectus supplement, or any part thereof, or of any other document or material relating to our common stock in Italy is made: (a) by investment firms, banks or financial intermediaries authorized to carry out such activities in the Republic of Italy in accordance with the Finance Law, the Issuers Regulation, Legislative Decree No. 385 of 1 September 1993 (as amended, the "Banking Law"), the Intermediaries Regulation, and any other applicable laws and regulations; and (b) in compliance with any applicable notification requirement or duty which may, from time to time, be imposed by CONSOB, Bank of Italy or by any other competent authority.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Legal Matters

Lowenstein Sandler PC, Roseland, New Jersey, will provide us with an opinion as to the validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. This opinion may be conditioned upon and may be subject to assumptions regarding future actions required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of the securities. Dewey & LeBoeuf LLP, New York, New York, is counsel for the underwriters in connection with this offering.

Experts

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the Internet at a web site maintained by the SEC located at http://www.sec.gov.

 Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information from other documents that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the common stock being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 9, 2011;

(b)
Our Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2011, filed on May 5, 2011;

(c)
Our Current Report on Form 8-K filed on January 6, 2011; and

(d)
The description of our common stock contained in our Registration Statement on Form 8-A, filed on November 8, 2004, as amended by Form 8-A/A filed on October 22, 2007 and March 7, 2008.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or complete, are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
Celldex Therapeutics, Inc.
119 Fourth Avenue
Needham, Massachusetts 02494
(781) 433-0771

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

CELLDEX THERAPEUTICS, INC.

$150,000,000

Common Stock
Preferred Stock
Warrants
Depositary Shares
Units

        Celldex Therapeutics, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) depositary shares and (v) units, up to a maximum aggregate offering price of $150,000,000.

        We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is traded on the NASDAQ Global Select Market System under the symbol "CLDX." On March 31, 2010, the last reported sale price of our common stock on the NASDAQ Global Select Market System was $6.14 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Investing in our securities involves risks. You should carefully review the information contained in this prospectus under the heading "Risk Factors" beginning on page 9 of this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 22, 2010.

        We have not authorized any person to give any information or make any statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date.

PROSPECTUS SUMMARY

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC's website at http://www.sec.gov as described under the heading "Where You Can Find More Information."

        Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See "Where You Can Find More Information" for more information.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

        Unless this prospectus indicates otherwise or the context otherwise requires, the terms "we," "our," "us," "Celldex" or the "Company" as used in this prospectus refer to Celldex Therapeutics, Inc. and its subsidiaries, except that such terms refer to only Celldex Therapeutics, Inc. and not its subsidiaries in the sections entitled "Description of Common Stock," "Description of Preferred Stock," "Description of Warrants," "Description of Depositary Shares," and "Description of Units."

Company Overview

        We are an integrated biopharmaceutical company that applies our comprehensive Precision Targeted Immunotherapy Platform to generate a pipeline of candidates to treat cancer and other difficult-to-treat diseases. Our immunotherapy platform includes a complementary portfolio of monoclonal antibodies, antibody-targeted vaccines, antibody-drug conjugates and immunomodulators to create novel disease-specific drug candidates.

        Our strategy is to develop and demonstrate proof-of-concept for our product candidates before leveraging their value through partnerships or, in appropriate situations, continuing late stage development through commercialization ourselves. Demonstrating proof-of-concept for a product candidate generally involves bringing it through Phase 1 clinical trials and one or more Phase 2 clinical trials so that we are able to demonstrate, based on human trials, good safety data for the product candidate and some data indicating its effectiveness. We thus leverage the value of our technology portfolio through corporate, governmental and non-governmental partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product.

        On March 7, 2008, a wholly-owned subsidiary of Celldex (formerly named AVANT Immunotherapeutics, Inc.) merged into Celldex Research Corporation (formerly named Celldex Therapeutics, Inc.), which was then a privately-held company. Through that merger, Celldex acquired a therapeutic cancer vaccine candidate, known as CDX-110, which is currently in Phase 2 development for the treatment of glioblastoma multiforme.

        On October 1, 2009, a wholly-owned subsidiary of Celldex (which we refer to as the Merger Sub), merged with and into CuraGen Corporation ("CuraGen"), which we refer to as the CuraGen Merger, in accordance with the Agreement and Plan of Merger, dated May 28, 2009, among CuraGen, Merger Sub and Celldex, which we refer to as the Merger Agreement. As a result of the Merger, CuraGen became a wholly-owned subsidiary of Celldex. Through the CuraGen Merger, Celldex acquired over $70 million in cash, cash equivalents and marketable securities and an antibody drug candidate, known as CDX-011, which is currently in Phase 2 development for treatment of metastatic melanoma and breast cancer.

        On December 31, 2009, CuraGen merged into Celldex and, as a result of the merger, Celldex succeeded to all of CuraGen's assets and liabilities and the separate existence of CuraGen ceased.

Current Programs and Partnerships

        Our goal is to become a leading developer of innovative products that we call Precision Targeted Immunotherapeutics which are designed to address major unmet health care needs. Most of our products are derived from a broad set of complementary technologies (collectively known as our Precision Targeted Immunotherapy Platform). This platform includes monoclonal antibodies, antibody-targeted vaccines, antibody-drug conjugates and immunomodulators to create novel disease-specific drugs. We are using our Precision Targeted Immunotherapy Platform to develop targeted immunotherapies that prevent or treat specific forms of cancer, autoimmune disorders and disease caused by infectious organisms. We expect that a large percentage of our research and development expenses will be incurred in support of our current and future clinical trial programs.

        The following table includes the programs that we currently believe are material to our business:

Product (generic)	Indication/Field	Partner	Status
CLINICAL
CDX-110 (rindopepimut)	Glioblastoma multiforme	Pfizer (PF-4948568)	Phase 2b
CDX-011 (glembatumumab vedotin)	Metastatic melanoma and breast cancer	—	Phase 2
CDX-1307	Colorectal, bladder, pancreas, ovarian and breast tumors	—	Phase 1
CDX-1401	Multiple solid tumors	—	Phase 1/2
CDX-1135	Renal disease	—	Phase 1/2
PRECLINICAL
CDX-301	Cancer, autoimmune disease and transplant	—	Preclinical
CDX-1127	Immuno-modulation, multiple tumors	—	Preclinical
CDX-014	Renal and ovarian cancer	—	Preclinical
CDX-1189	Renal disease	—	Preclinical
MARKETED PRODUCTS
Rotarix®	Rotavirus infection	GlaxoSmithKline	Marketed

Clinical Development Programs

CDX-110

        Our lead clinical development program, CDX-110, is a peptide-based immunotherapy that targets the tumor specific molecule called EGFRvIII, a functional variant of the naturally expressed epidermal growth factor receptor ("EGFR"), a protein which has been well validated as a target for cancer therapy. Unlike EGFR, EGFRvIII is not present in normal tissues, and has been shown to be a transforming oncogene that can directly contribute to the cancer cell growth. EGFRvIII is commonly present in glioblastoma multiforme, or GBM, the most common and aggressive form of brain cancer, and has also been observed in various other cancers such as breast, ovarian, prostate, colorectal, and head & neck cancer.

        In April 2008, we and Pfizer Inc. ("Pfizer") entered into a License and Development Agreement (the "Pfizer Agreement") under which Pfizer was granted an exclusive worldwide license to CDX-110. The Pfizer Agreement also gives Pfizer exclusive rights to the use of EGFRvIII vaccines in other potential indications. Pfizer funds all development costs for these programs.

CDX-011

        CDX-011 (formerly CR011-vcMMAE) is an antibody-drug conjugate (ADC) that consists of a fully-human monoclonal antibody, CR011, linked to a potent cell-killing drug, monomethyl-auristatin E (MMAE). The CR011 antibody specifically targets glycoprotein NMB or (GPNMB) that is expressed in a variety of human cancers including breast cancer and melanoma. The ADC technology, comprised of MMAE and a stable linker system for attaching it to CR011, was licensed from Seattle Genetics, Inc. The ADC is designed to be stable in the bloodstream. Following intravenous administration, CDX-011 targets and binds to GPNMB and upon internalization into the targeted cell, CDX-011 is designed to release MMAE from CR011 to produce a cell-killing effect.

CDX-1307

        Our lead APC Targeting Technology™ product candidate, CDX-1307, is in development for the treatment of epithelial tumors such as colorectal, pancreatic, bladder, ovarian and breast cancers. CDX-1307 targets the beta chain of human chorionic gonadotropin, known as hCG-Beta, which is an antigen often found in epithelial tumors. The presence of hCG-Beta in these cancers correlates with a poor clinical outcome, suggesting that this molecule may contribute to tumor growth. Normal adult tissues have minimal expression of hCG-Beta; therefore, targeted immune responses are not expected to generate significant side effects.

CDX-1401

        CDX-1401 is a fusion protein consisting of a fully human monoclonal antibody with specificity for the dendritic cell receptor, DEC-205, linked to the NY-ESO-1 tumor antigen. In humans, NY-ESO-1 has been detected in 20 - 30% of cancers, thus representing a broad opportunity. This product is intended to selectively deliver the NY-ESO-1 antigen to APCs for generating robust immune responses against cancer cells expressing NY-ESO-1. Unlike CDX-1307, which targets the mannose receptor expressing dendritic cells, CDX-1401 is the first APC product targeting DEC-205 expressing dendritic cells. We are developing CDX-1401 for the treatment of malignant melanoma and a variety of solid tumors which express the proprietary cancer antigen NY-ESO-1, which we licensed from the Ludwig Institute for Cancer Research in 2006. We believe that preclinical studies have shown that CDX-1401 is effective for activation of human T-cell responses against NY-ESO-1.

CDX-1135

        CDX-1135 is a molecule that inhibits a part of the immune system called the complement system. The complement system is a series of proteins that are important initiators of the body's acute inflammatory response against disease, infection and injury. Excessive complement activation also plays a role in some persistent inflammatory conditions. CDX-1135 is a soluble form of naturally occurring Complement Receptor 1 that inhibits the activation of the complement cascade in animal models and in human clinical trials. We believe that regulating the complement system could have therapeutic and prophylactic applications in several acute and chronic conditions, including organ transplantation, multiple sclerosis, rheumatoid arthritis, age-related macular degeneration ("AMD"), atypical Hemolytic Uremic Syndrome ("aHUS"), Paroxysmal Nocturnal Hemaglobinuria ("PNH"), Dense Deposit Disease ("DDD") in kidneys, and myasthenia gravis. We are currently defining the most appropriate clinical development path for CDX-1135 and are focusing on rare disease conditions of unregulated complement activation.

Preclinical Development Programs

CDX-301

        CDX-301 is a FMS-like tyrosine kinase 3 ligand (Flt3L) that we licensed from Amgen in March 2009. CDX-301 is a growth factor for stem cells and immune cells called dendritic cells. Based on previous experience with this molecule, we believe that CDX-301 has considerable opportunity in various transplant settings as a stem cell mobilizing agent. In addition, CDX-301 is an immune modulating molecule that increases the numbers and activity of specific types of immune cells. We believe CDX-301 has significant opportunity for synergistic development in combination with proprietary molecules in our portfolio.

CDX-1127

        We have entered into a License Agreement with the University of Southampton, UK, to develop human antibodies to CD27, a potentially important target for immunotherapy of various cancers. In preclinical models, antibodies to CD27 alone have been shown to mediate anti-tumor effects, and may be particularly effective in combination with other immunotherapies. CD27 is a critical molecule in the activation pathway of lymphocytes. It is downstream from CD40, and may provide a novel way to regulate the immune responses. Engaging CD27 with the appropriate monoclonal antibody has proven highly effective at promoting anti-cancer immunity in mouse models. We are evaluating new human monoclonal antibodies in preclinical models.

CDX-014

        CDX-014 (formerly CR014-vcMMAE) is a fully-human monoclonal ADC that targets TIM-1, an immunomudulatory protein that appears to down regulate immune response to tumors. The antibody, CDX-014, is linked to a potent chemotherapeutic, monomethyl auristatin E (MMAE), using Seattle Genetics' proprietary technology. The ADC is designed to be stable in the bloodstream, but to release MMAE upon internalization into TIM-1-expressing tumor cells, resulting in a targeted cell-killing effect. CDX-014 has shown potent activity in preclinical models of ovarian and renal cancer.

CDX-1189

        We are developing therapeutic human antibodies to a signaling molecule known as CD89 or Fca receptor type I (FcaRI). CD89 is expressed by some white blood cells and leukemic cell lines, and has been shown to be important in controlling inflammation and tumor growth in animal models. We have proprietary, fully human antibodies to CD89 in preclinical development. Depending upon the specific antibody used, anti-CD89 antibodies can either be activating and thus stimulate immune responses, or down-regulating and act as an anti-inflammatory agent.

Marketed Products

Rotavirus Vaccine

        Rotavirus is a major cause of diarrhea and vomiting in infants and children. In 1997, we licensed our oral rotavirus strain to GlaxoSmithKline, or Glaxo, and Glaxo assumed responsibility for all subsequent clinical trials and all other development activities. Glaxo gained approval for its rotavirus vaccine, Rotarix®, in Mexico in July 2004, which represented the first in a series of worldwide approvals and commercial launches for the product leading up to the approval in Europe in 2006 and in the U.S. in 2008.

Corporate Information

        We are a Delaware corporation organized in 1983. The principal executive offices of Celldex are located at 119 Fourth Avenue, Needham, Massachusetts 02494 and its telephone number is (781) 433-0771. Our corporate website is www.celldextherapeutics.com. The information on our website is not incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

        Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management's expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons including the factors described in the section entitled "Risk Factors" in this prospectus and in any risk factors described in a supplement to this prospectus or in other filings.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time. All forward-looking statements are qualified in their entirety by this cautionary statement.

RISK FACTORS

        An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in this prospectus as well as the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

Risks Related to Our Business

Our products and product candidates are subject to extensive regulatory scrutiny.

        All of our products and product candidates are at various stages of development and commercialization and our activities, products and product candidates are significantly regulated by a number of governmental entities, including the Food and Drug Administration in the United States, which we refer to as the FDA, and by comparable authorities in other countries. These entities regulate, among other things, the manufacture, testing, safety, effectiveness, labeling, documentation, advertising and sale of our products and product candidates. We or our partners must obtain regulatory approval for a product candidate in all of these areas before we can commercialize a product candidate. Product development within this regulatory framework takes a number of years and involves the expenditure of substantial resources. This process typically requires extensive preclinical and clinical testing, which may take longer or cost more than we anticipate, and may prove unsuccessful due to numerous factors. Many product candidates that initially appear promising ultimately do not reach the market because they are found to be unsafe or ineffective when tested. Companies in the pharmaceutical, biotechnology and vaccines industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials. Our inability to commercialize a product or product candidate would impair our ability to earn future revenues.

If our products do not pass required tests for safety and effectiveness, we will not be able to derive commercial revenue from them.

        In order to succeed, we will need to derive commercial revenue from the products we have under development. The FDA has not approved our CDX-110 or CDX-011 product candidates or any of our other lead products for sale to date. Products in our vaccine programs are in various stages of preclinical and clinical testing. Preclinical tests are performed at an early stage of a product's development and provide information about a product's safety and effectiveness on laboratory animals. Preclinical tests can last years. If a product passes its preclinical tests satisfactorily, and we determine that further development is warranted, we would file an investigational new drug application for the product with the FDA, and if the FDA gives its approval we would begin Phase 1 clinical tests. Phase 1 testing generally lasts between 6 and 24 months. If Phase 1 test results are satisfactory and the FDA gives its approval, we can begin Phase 2 clinical tests. Phase 2 testing generally lasts between 6 and 36 months. If Phase 2 test results are satisfactory and the FDA gives its approval, we can begin Phase 3 pivotal studies. Phase 3 studies generally last between 12 and 48 months. Once clinical testing is completed and a new drug application is filed with the FDA, it may take more than a year to receive FDA approval.

        In all cases we must show that a pharmaceutical product is both safe and effective before the FDA, or drug approval agencies of other countries where we intend to sell the product, will approve it for sale. Our research and testing programs must comply with drug approval requirements both in the United States and in other countries, since we are developing our lead products with companies, including Glaxo and Pfizer, which intend to or could later decide to commercialize them both in the U.S. and abroad. A product may fail for safety or effectiveness at any stage of the testing process. A major risk we face is the possibility that none of our products under development will come through the testing process to final approval for sale, with the result that we cannot derive any commercial revenue from them after investing significant amounts of capital in multiple stages of preclinical and clinical testing.

Product testing is critical to the success of our products but subject to delay or cancellation if we have difficulty enrolling patients.

        As our portfolio of potential products moves from preclinical testing to clinical testing, and then through progressively larger and more complex clinical trials, we will need to enroll an increasing number of patients with the appropriate characteristics. At times we have experienced difficulty enrolling patients and we may experience more difficulty as the scale of our clinical testing program increases. The factors that affect our ability to enroll patients are largely uncontrollable and include principally the following:

  •
  the nature of the clinical test;

  •
  the size of the patient population;

  •
  patients' willingness to receive a placebo or less effective treatment on the control arm of a clinical study;

  •
  the distance between patients and clinical test sites; and

  •
  the eligibility criteria for the trial.

        If we cannot enroll patients as needed, our costs may increase or it could force us to delay or terminate testing for a product.

Any delay in obtaining regulatory approval would have an adverse impact on our ability to earn future revenues.

        It is possible that none of the products or product candidates that we develop will obtain the regulatory approvals necessary for us to begin commercializing them. The time required to obtain FDA and other approvals is unpredictable but often can take years following the commencement of clinical trials, depending upon the nature of the product candidate. Any analysis we perform of data from clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from the particular product candidate. Furthermore, if we, or our partners, do not reach the market with our products before our competitors offer products for the same or similar uses, or if we, or our partners, are not effective in marketing our products, our revenues from product sales, if any, will be reduced.

        We face intense competition in our development activities. We face competition from many companies in the United States and abroad, including a number of large pharmaceutical companies, firms specialized in the development and production of vaccines, adjuvants and vaccine and immunotherapeutic delivery systems and major universities and research institutions. These competitors include Alexion, Anadys, Antigenics, Baxter, BioSante, Crucell, Dendreon, Eli Lilly, Emergent, Genitope, GlaxoSmithKline, Idera, Intercell, Immunogen, Maxygen, Merck, NeoPharm, Northwest

Biotherapeutics, Novavax, Pfizer, Roche, Sanofi-Aventis, Seattle Genetics, and Vical. Most of our competitors have substantially greater resources, more extensive experience in conducting preclinical studies and clinical testing and obtaining regulatory approvals for their products, greater operating experience, greater research and development and marketing capabilities and greater production capabilities than those of ours. These companies might succeed in obtaining regulatory approval for competitive products more rapidly than we can for our products, especially if we experience any delay in obtaining required regulatory approvals.

Failure to comply with applicable regulatory requirements would adversely impact our operations.

        Even after receiving regulatory approval, our products would be subject to extensive regulatory requirements, and our failure to comply with applicable regulatory requirements will adversely impact our operations. In the United States, the FDA requires that the manufacturing facility that produces a product meet specified standards, undergo an inspection and obtain an establishment license prior to commercial marketing. Subsequent discovery of previously unknown problems with a product or its manufacturing process may result in restrictions on the product or the manufacturer, including withdrawal of the product from the market. Failure to comply with the applicable regulatory requirements can result in fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution.

We depend greatly on the intellectual capabilities and experience of our key executives and scientists and the loss of any of them could affect our ability to develop our products.

        The loss of Anthony S. Marucci, our President and Chief Executive Officer, or other key members of our staff, including Avery W. Catlin, our Chief Financial Officer, Dr. Thomas Davis, our Chief Medical Officer, or Dr. Tibor Keler, our Chief Scientific Officer, could harm us. We entered into employment agreements with Messrs. Marucci, Catlin, Davis and Keler. We also depend on our scientific and clinical collaborators and advisors, all of whom have outside commitments that may limit their availability to us. In addition, we believe that our future success will depend in large part upon our ability to attract and retain highly skilled scientific, managerial and marketing personnel, particularly as we expand our activities in clinical trials, the regulatory approval process and sales and manufacturing. We routinely enter into consulting agreements with our scientific and clinical collaborators and advisors, opinion leaders and heads of academic departments in the ordinary course of our business. We also enter into contractual agreements with physicians and institutions who recruit patients into our clinical trials on our behalf in the ordinary course of our business. Notwithstanding these arrangements, we face significant competition for this type of personnel from other companies, research and academic institutions, government entities and other organizations. We cannot predict our success in hiring or retaining the personnel we require for continued growth.

We rely on contract manufacturers. Should the cost, delivery and quality of clinical and commercial grade materials supplied by contract manufacturers vary to our disadvantage, our business operations could suffer significant harm.

        Although we have small-lot manufacturing capability at our Fall River facility, we rely on sourcing from third-party manufacturers for suitable quantities of some of our clinical and commercial grade materials essential to preclinical and clinical studies currently underway and to planned clinical trials in addition to those currently being conducted by third parties or us. The inability to have suitable quality and quantities of these essential materials produced in a timely manner would result in significant delays in the clinical development and commercialization of products, which could adversely affect our business, financial condition and results of operations. We also rely on collaborators and contract manufacturers to manufacture proposed products in both clinical and commercial quantities in the future. Our leading vaccine candidates require specialized manufacturing capabilities and processes.

        We may face difficulty in securing commitments from U.S. and foreign contract manufacturers as these manufacturers could be unwilling or unable to accommodate our needs. Relying on foreign manufacturers involves peculiar and increased risks, including the risk relating to the difficulty foreign manufacturers may face in complying with the FDA's Good Manufacturing Practices ("GMP") as a result of language barriers, lack of familiarity with GMP or the FDA regulatory process or other causes, economic or political instability in or affecting the home countries of our foreign manufacturers, shipping delays, potential changes in foreign regulatory laws governing the sales of our product supplies, fluctuations in foreign currency exchange rates and the imposition or application of trade restrictions.

        There can be no assurances that we will be able to enter into long-term arrangements with third party manufacturers on acceptable terms, or at all. Further, contract manufacturers must also be able to meet our timetable and requirements, and must operate in compliance with GMP; failure to do so could result in, among other things, the disruption of product supplies. As noted above, non-U.S. contract manufacturers may face special challenges in complying with the FDA's GMP requirements, and although we are not currently dependent on non-U.S. collaborators or contract manufacturers, we may choose or be required to rely on non-U.S. sources in the future as we seek to develop stable supplies of increasing quantities of materials for ongoing clinical trials of larger scale. Our dependence upon third parties for the manufacture of our products may adversely affect our profit margins and our ability to develop and deliver products on a timely and competitive basis.

        The significant third-parties who we currently rely on for sourcing of suitable quantities of some of our clinical and commercial grade materials include:

  •
  Pfizer, Bayer, and Genzyme for the CDX-110 drug product;

  •
  Dalton for Hiltonol which is an integral part of several of our drug products;

  •
  3M for Resiquimod which is an integral part of several of our drug products; and

  •
  Piramal for the CDX-011 drug product.

        If we or our third-party manufacturers are unable to produce drug material in suitable quantities of appropriate quality, in a timely manner, and at a feasible cost, our clinical tests will face delays.

We rely on third parties to plan, conduct and monitor our clinical tests, and their failure to perform as required would interfere with our product development.

        We rely on third parties to conduct a significant portion of our clinical development activities. These activities include clinical patient recruitment and observation, clinical trial monitoring, clinical data management and analysis, safety monitoring and project management. We conduct project management and medical and safety monitoring in-house for some of our programs and rely on third parties for the remainder of our clinical development activities. Our significant third-party clinical development providers include Pfizer for the development of our CDX-110 drug product.

        If any of these third parties fails to perform as we expect or if their work fails to meet regulatory standards, our testing could be delayed, cancelled or rendered ineffective.

We depend greatly on third party collaborators to license, develop and commercialize some of our products, and they may not meet our expectations.

        We have agreements with companies, including Glaxo, Pfizer and VTI for the licensing, development and ultimate commercialization of some of our products. Some of those agreements give substantial responsibility over the products to the collaborator. Some collaborators may be unable or unwilling to devote sufficient resources to develop our products as their agreements require. They often face business risks similar to ours, and this could interfere with their efforts. Also, collaborators may choose to devote their resources to products that compete with ours. If a collaborator does not successfully develop any one of our products, we will need to find another collaborator to do so. The success of our search for a new collaborator will depend on our legal right to do so at the time and whether the product remains commercially viable.

        The success of our products depends in great part upon our and our collaborators' success in promoting them as superior to other treatment alternatives. We believe that our products can be proven to offer disease prevention and treatment with notable advantages over drugs in terms of patient compliance and effectiveness. However, there can be no assurance that we will be able to prove these advantages or that the advantages will be sufficient to support the successful commercialization of our products.

We may face delays, difficulties or unanticipated costs in establishing sales, distribution and manufacturing capabilities for our commercially ready products.

        To date, we have chosen to retain, rather than license, all rights to some of our lead products, such as CDX-011 and our APC Targeting Technology programs. If we proceed with this strategy, we will have full responsibility for commercialization of these products if and when they are approved for sale. We currently lack the marketing, sales and distribution capabilities that we will need to carry out this strategy. To market any of our products directly, we must develop a substantial marketing and sales force with technical expertise and a supporting distribution capability. We have little expertise in this area, and we may not succeed. We may find it necessary to enter into strategic partnerships on uncertain but potentially unfavorable terms to sell, market and distribute our products when they are approved for sale.

        Some of our products are difficult to manufacture, especially in large quantities, and we have not yet developed commercial scale manufacturing processes for any of our products. We do not currently plan to develop internal manufacturing capabilities to produce any of our products at commercial scale if they are approved for sale. To the extent that we choose to market and distribute these products ourselves, this strategy will make us dependent on other companies to produce our products in adequate quantities, in compliance with regulatory requirements, and at a competitive cost. We may not find third parties capable of meeting those manufacturing needs.

Certain factors could negatively affect the demand for and sales and profitability of Rotarix®, which would have a material adverse affect on our revenues.

        Both the demand and ultimately the profitability of Rotarix® are components to our success. We have licensed a rotavirus strain to Glaxo for the purposes of Glaxo developing and commercializing their Rotarix® vaccine worldwide. Glaxo gained approval for Rotarix® in Mexico in July 2004, in the European Union in February 2006 and in the United States in April 2008. In May 2005, we entered into an agreement whereby an affiliate of Paul Royalty Fund, or PRF, purchased an interest in the net royalties we will receive on worldwide sales of Rotarix®. In addition, we retain upside participation in the worldwide net royalties from Rotarix® once, and if, PRF receives an agreed upon return on capital invested (2.45 times PRF's aggregate cash payments to us of $60 million). The following are potential factors, among others, that may negatively affect the demand for Rotarix®:

  •
  Competitors in the pharmaceuticals, biotechnology and vaccines market have greater financial and management resources, and significantly more experience in bringing products to market, and may develop, manufacture and market products that are more effective or less expensive than Rotarix®;

  •
  Rotarix® could be replaced by a novel product and may become obsolete;

  •
  Glaxo may be unable to prevent third parties from infringing upon their proprietary rights related to Rotarix®;

  •
  Users may not accept such a recently approved product without years of proven history; and

  •
  We are dependent on Glaxo for the manufacturing, testing, acquisition of regulatory approvals, marketing, distribution and commercialization of Rotarix®.

        Any of these factors could have a material adverse effect on the sales of Rotarix® and our results of operations.

Other factors could affect the demand for and sales and profitability of Rotarix® and any other of our current or future products.

        In general, other factors that could affect the demand for and sales and profitability of our products include, but are not limited to:

  •
  The timing of regulatory approval, if any, of competitive products;

  •
  Our, Glaxo's, Pfizer's or any other of our partners' pricing decisions, as applicable, including a decision to increase or decrease the price of a product, and the pricing decisions of our competitors;

  •
  Government and third-party payer reimbursement and coverage decisions that affect the utilization of our products and competing products;

  •
  Negative safety or efficacy data from new clinical studies conducted either in the U.S. or internationally by any party could cause the sales of our products to decrease or a product to be recalled;

  •
  The degree of patent protection afforded our products by patents granted to or licensed by us and by the outcome of litigation involving our or any of our licensor's patents;

  •
  The outcome of litigation involving patents of other companies concerning our products or processes related to production and formulation of those products or uses of those products;

  •
  The increasing use and development of alternate therapies;

  •
  The rate of market penetration by competing products; and

  •
  The termination of, or change in, existing arrangements with our partners.

        Any of these factors could have a material adverse effect on Glaxo's sales of Rotarix® and on any other of our current or future products and results of operations.

We may be unable to manage multiple late stage clinical trials for a variety of product candidates simultaneously.

        As our current clinical trials progress, we may need to manage multiple late stage clinical trials simultaneously in order to continue developing all of our current products. The management of late stage clinical trials is more complex and time consuming than early stage trials. Typically early stage trials involve several hundred patients in no more than 10-30 clinical sites. Late stage (Phase 3) trials may involve up to several thousand patients in up to several hundred clinical sites and may require facilities in several countries. Therefore, the project management required to supervise and control such an extensive program is substantially larger than early stage programs. As the need for these resources is not known until some months before the trials begin it is necessary to recruit large numbers of experienced and talented individuals very quickly. If the labor market does not allow this team to be recruited quickly the sponsor is faced with a decision to delay the program or to initiate it with inadequate management resources. This may result in recruitment of inappropriate patients, inadequate monitoring of clinical investigators and inappropriate handling of data or data analysis. Consequently it is possible that conclusions of efficacy or safety may not be acceptable to permit filing of a Biologic License Application ("BLA") or New Drug Application ("NDA") for any one of the above reasons or a combination of several.

We face the risk of product liability claims, which could exceed our insurance coverage, and produce recalls, each of which could deplete our cash resources.

        As a participant in the pharmaceutical, biotechnology and vaccines industries, we are exposed to the risk of product liability claims alleging that use of our products or product candidates caused an injury or harm. These claims can arise at any point in the development, testing, manufacture, marketing or sale of our products or product candidates and may be made directly by patients involved in clinical trials of our products, by consumers or healthcare providers or by individuals, organizations or companies selling our products. Product liability claims can be expensive to defend, even if the product or product candidate did not actually cause the alleged injury or harm.

        Insurance covering product liability claims becomes increasingly expensive as a product candidate moves through the development pipeline to commercialization. Under our license agreements, we are required to maintain clinical trial liability insurance coverage up to $14 million. However, there can be no assurance that such insurance coverage is or will continue to be adequate or available to us at a cost acceptable to us or at all. We may choose or find it necessary under our collaborative agreements to increase our insurance coverage in the future. We may not be able to secure greater or broader product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for damages resulting from a product liability claim could exceed the amount of our coverage, require us to pay a substantial monetary award from our own cash resources and have a material adverse effect on our business, financial condition and results of operations. Moreover, a product recall, if required, could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other products and product candidates.

        In addition, some of our licensing and other agreements with third parties require or might require us to maintain product liability insurance. If we cannot maintain acceptable amounts of coverage on commercially reasonable terms in accordance with the terms set forth in these agreements, the corresponding agreements would be subject to termination, which could have a material adverse impact on our operations.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them.

        Because we rely on third parties to develop our products, we must share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements will typically restrict the ability of our collaborators, advisors, employees and consultants to publish data potentially relating to our trade secrets. Our academic collaborators typically have rights to publish data, provided that we are notified in advance and may delay publication for a specified time in order to secure our intellectual property rights arising from the collaboration. In other cases, publication rights are typically controlled exclusively by us, although in some cases we may share these rights with other parties. We also conduct joint research and development programs which may require us to share trade secrets under the terms of research and development partnership or similar agreements. Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of these agreements, independent development or publication of information including our trade secrets in cases where we do not have proprietary or otherwise protected rights at the time of publication. A competitor's discovery of our trade secrets would impair our competitive position.

We may not be able to successfully integrate newly-acquired technology with our existing technology or to modify our technologies to create new vaccines.

        As part of our acquisition of technology assets from entities such as 3M Company and Amgen, we have acquired access to Resiquimod™ (a TLR 7/8 agonist) and Flt3L, which may improve the immunogenicity of our vaccines. If we are able to integrate these licensed assets with our vaccine technologies, we believe these assets will give our vaccines a competitive advantage. However, if we are unable to successfully integrate licensed assets, or other technologies which we have acquired or may acquire in the future, with our existing technologies and potential products currently under development, we may be unable to realize any benefit from our acquisition of these assets, or other technologies which we have acquired or may acquire in the future and may face the loss of our investment of financial resources and time in the integration process.

        We believe that our vaccine technology portfolio may offer opportunities to develop vaccines that treat a variety of oncology, inflammatory and infectious diseases by stimulating a patient's immune system against those disease organisms. If our vaccine technology portfolio cannot be used to create effective vaccines against a variety of disease organisms, we may lose all or portions of our investment in development efforts for new vaccine candidates.

We license technology from other companies to develop products, and those companies could influence research and development or restrict our use of it.

        Companies that license technologies to us that we use in our research and development programs may require us to achieve milestones or devote minimum amounts of resources to develop products using those technologies. They may also require us to make significant royalty and milestone payments, including a percentage of any sublicensing income, as well as payments to reimburse them for patent costs. The number and variety of our research and development programs require us to establish priorities and to allocate available resources among competing programs. From time to time we may choose to slow down or cease our efforts on particular products. If in doing so we fail to fully perform our obligations under a license, the licensor can terminate the licenses or permit our competitors to use the technology. Moreover, we may lose our right to market and sell any products based on the licensed technology.

We have many competitors in our field and they may develop technologies that make ours obsolete.

        Biotechnology, pharmaceuticals and therapeutics are rapidly evolving fields in which scientific and technological developments are expected to continue at a rapid pace. We have many competitors in the U.S. and abroad. These competitors include Alexion, Anadys, Antigenics, Baxter, BioSante, Crucell, Dendreon, Eli Lilly, Emergent, Genitope, GlaxoSmithKline, Idera, Intercell, Immunogen, Maxygen, Merck, NeoPharm, Northwest Biotherapeutics, Novavax, Pfizer, Roche, Sanofi-Aventis, Seattle Genetics, and Vical. Our success depends upon our ability to develop and maintain a competitive position in the product categories and technologies on which we focus. Many of our competitors have greater capabilities, experience and financial resources than we do. Competition is intense and is expected to increase as new products enter the market and new technologies become available. Our competitors may:

  •
  develop technologies and products that are more effective than ours, making ours obsolete or otherwise noncompetitive;

  •
  obtain regulatory approval for products more rapidly or effectively than us; and

  •
  obtain patent protection or other intellectual property rights that would block our ability to develop competitive products.

We rely on patents, patent applications and other intellectual property protections to protect our technology and trade secrets; which are expensive and may not provide sufficient protection.

        Our success depends in part on our ability to obtain and maintain patent protection for technologies that we use. Biotechnology patents involve complex legal, scientific and factual questions and are highly uncertain. To date, there is no consistent policy regarding the breadth of claims allowed in biotechnology patents, particularly in regard to patents for technologies for human uses like those we use in our business. We cannot predict whether the patents we seek will issue. If they do issue, a competitor may challenge them and limit their scope. Moreover, our patents may not afford effective protection against competitors with similar technology. A successful challenge to any one of our patents could result in a third party's ability to use the technology covered by the patent. We also face the risk that others will infringe, avoid or circumvent our patents. Technology that we license from others is subject to similar risks and this could harm our ability to use that technology. If we, or a company that licenses technology to us, were not the first creator of an invention that we use, our use of the underlying product or technology will face restrictions, including elimination.

        If we must defend against suits brought against us or prosecute suits against others involving intellectual property rights, we will incur substantial costs. In addition to any potential liability for significant monetary damages, a decision against us may require us to obtain licenses to patents or other intellectual property rights of others on potentially unfavorable terms. If those licenses from third parties are necessary but we cannot acquire them, we would attempt to design around the relevant technology, which would cause higher development costs and delays, and may ultimately prove impracticable

Our business requires us to use hazardous materials, which increases our exposure to dangerous and costly accidents.

        Our research and development activities involve the use of hazardous chemicals, biological materials and radioactive compounds. Although we believe that our safety procedures for handling and disposing of hazardous materials comply with the standards prescribed by applicable laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of an accident, an injured party will likely sue us for any resulting damages with potentially significant liability. The ongoing cost of complying with environmental laws and regulations is significant and may increase in the future.

Health care reform and restrictions on reimbursement may limit our returns on potential products.

        Because our strategy ultimately depends on the commercial success of our products, we assume, among other things, that end users of our products will be able to pay for them. In the United States and other countries, in most cases, the volume of sales of products like those we are developing depends on the availability of reimbursement from third-party payors, including national health care agencies, private health insurance plans and health maintenance organizations. Third-party payors increasingly challenge the prices charged for medical products and services. Accordingly, if we succeed in bringing products to market, and reimbursement is not available or is insufficient, we could be prevented from successfully commercializing our potential products.

        The health care industry in the United States and in Europe is undergoing fundamental changes as a result of political, economic and regulatory influences. Reforms proposed from time to time include mandated basic health care benefits, controls on health care spending, the establishment of governmental controls over the cost of therapies, creation of large medical services and products purchasing groups and fundamental changes to the health care delivery system. We anticipate ongoing review and assessment of health care delivery systems and methods of payment in the United States and other countries. We cannot predict whether any particular reform initiatives will result or, if adopted, what their impact on us will be. However, we expect that adoption of any reform proposed will impair our ability to market products at acceptable prices.

Changes in laws affecting the health care industry could adversely affect our business.

        In the U.S., there have been numerous proposals considered at the federal and state levels for comprehensive reforms of health care and its cost, and it is likely that federal and state legislatures and health agencies will continue to focus on health care reform in the future. In March 2010, the U.S. passed legislation to reform the U.S. health care system by expanding health insurance coverage, reducing certain health care costs and making other changes. While this and continued health care reform may increase the number of patients who have insurance coverage for our products, it may also include cost containment measures that adversely affect reimbursement for our products, including:

  •
  change the Medicare reimbursement system for outpatient drugs;

  •
  increase the amount of rebates that manufacturers pay for coverage of their drugs by Medicaid programs; and

  •
  facilitate the importation of lower-cost prescription drugs that are marketed outside the U.S.

        Some states are also considering legislation that would control the prices of drugs, and state Medicaid programs are increasingly requesting manufacturers to pay supplemental rebates and requiring prior authorization by the state program for use of any drug for which supplemental rebates are not being paid. Managed care organizations continue to seek price discounts and, in some cases, to impose restrictions on the coverage of particular drugs. Government efforts to reduce Medicaid expenses may lead to increased use of managed care organizations by Medicaid programs. This may result in managed care organizations influencing prescription decisions for a larger segment of the population and a corresponding constraint on prices and reimbursement for our products.

        We and our collaborators and partners operate in a highly regulated industry. As a result, governmental actions may adversely affect our business, operations or financial condition, including:

  •
  new laws, regulations or judicial decisions, or new interpretations of existing laws, regulations or decisions, related to health care availability, method of delivery and payment for health care products and services;

  •
  changes in the FDA and foreign regulatory approval processes that may delay or prevent the approval of new products and result in lost market opportunity;

  •
  changes in FDA and foreign regulations that may require additional safety monitoring, labeling changes, restrictions on product distribution or use, or other measures after the introduction of our products to market, which could increase our costs of doing business, adversely affect the future permitted uses of approved products, or otherwise adversely affect the market for our products;

  •
  new laws, regulations and judicial decisions affecting pricing or marketing practices; and

  •
  changes in the tax laws relating to our operations.

        The enactment in the U.S. of health care reform, possible legislation which could ease the entry of competing follow-on biologics in the marketplace, new legislation or implementation of existing statutory provisions on importation of lower-cost competing drugs from other jurisdictions, and legislation on comparative effectiveness research are examples of previously enacted and possible future changes in laws that could adversely affect our business. In addition, the Food and Drug Administration

Amendments Act of 2007 included new authorization for the FDA to require post-market safety monitoring, along with an expanded clinical trials registry and clinical trials results database, and expanded authority for the FDA to impose civil monetary penalties on companies that fail to meet certain commitments.

If physicians, patients and third-party payors do not accept any future drugs that we may develop, we may be unable to generate significant revenue, if any.

        Even if our drug candidates as well as any drug candidates that we may develop or acquire in the future obtain regulatory approval, they may not gain market acceptance among physicians, patients and health care payors. Physicians may elect not to recommend these drugs for a variety of reasons including:

  •
  timing of market introduction of competitive drugs;

  •
  lower demonstrated clinical safety and efficacy compared to other drugs;

  •
  lack of cost-effectiveness;

  •
  lack of availability of reimbursement from third-party payors;

  •
  convenience and ease of administration;

  •
  prevalence and severity of adverse side effects;

  •
  other potential advantages of alternative treatment methods; and

  •
  ineffective marketing and distribution support.

        If our approved drugs fail to achieve market acceptance, we would not be able to generate sufficient revenue from product sales to maintain or grow our business.

If we are not successful in integrating CuraGen's drug development programs, we may not be able to operate efficiently after the CuraGen Merger, which may have a material adverse effect on our results of operations and financial condition.

        Achieving the benefits of the CuraGen Merger will depend in part on the successful integration of CuraGen's clinical and preclinical programs and personnel in a timely and efficient manner. The integration process requires coordination of different development, regulatory, and manufacturing teams, and involves the integration of systems, applications, policies, procedures, business processes and operations. This may be difficult and unpredictable because of possible cultural conflicts and different opinions on scientific and regulatory matters. If we cannot successfully integrate CuraGen's programs and personnel, we may not realize the expected benefits of the CuraGen Merger.

Integrating CuraGen's programs may divert management's attention away from our operations.

        The successful integration of CuraGen's programs and personnel may place a significant burden on our management and internal resources, including time that will be spent on winding down CuraGen's facility in Connecticut and transitioning certain CuraGen employees to our facilities. The diversion of management's attention and any difficulties encountered in the transition and integration process could result in delays in our clinical trial programs and could otherwise harm our business, financial condition and operating results.

Risks Related to Our Securities

Our history of losses and uncertainty of future profitability make our securities a highly speculative investment.

        We have had no commercial revenues to date from sales of our human therapeutic or vaccine products and cannot predict when we will. We have an accumulated deficit of $157.7 million as of December 31, 2009. We expect to spend substantial funds to continue the research and development testing of our products that we have in the preclinical and clinical testing stages of development that have not been partnered.

        In anticipation of FDA approval of these products, we will need to make substantial investments to establish sales, marketing, quality control, and regulatory compliance capabilities. These investments will increase if and when any of these products receive FDA approval. We cannot predict how quickly our lead products will progress through the regulatory approval process. As a result, we may continue to lose money for several years.

        We cannot be certain that we will achieve or sustain profitability in the future. Failure to achieve profitability could diminish our ability to sustain operations, pay dividends on our securities, obtain additional required funds and make required payments on our present or future indebtedness.

If we cannot sell securities to raise necessary funds, we may be forced to limit our research, development and testing programs.

        We will need to raise more capital from investors to advance our clinical and preclinical products and to fund our operations until we receive final FDA approval and our products begin to generate revenues for us. However, based on our history of losses and the on-going uncertainty of the U.S. capital markets, we may have difficulty raising sufficient capital on terms that are acceptable to us, or at all. As of December 31, 2009, we had cash, cash equivalents and marketable securities of $82.5 million, which, at that time, we believed would support expected operations for more than 12 months.

        We continue to seek partnerships with pharmaceutical and biotech companies and with other organizations to support the clinical development of our programs, in addition to funded research grants. This kind of funding is at the discretion of other organizations and companies which have limited funds and many companies compete with us for those funds. As a result, we may not receive any research grants or funds from collaborators. If we are unable to raise the necessary funds, we may have to delay or discontinue the clinical development of programs, license out programs earlier than expected, raise funds at significant discount or on other unfavorable terms, if at all, or evaluate a sale of all or part of our business.

        Until we begin generating revenue, we may seek funding through the sale of equity, or securities convertible into equity, and further dilution to the then existing stockholders may result. If we raise additional capital through the incurrence of debt, our business may be affected by the amount of leverage it incurs, and its borrowings may subject it to restrictive covenants.

The market price of our common stock has been and could remain volatile.

        The market price of our common stock has historically experienced and may continue to experience significant volatility. From January 2009 through December 2009, the market price of our common stock has fluctuated from a high of $14.19 per share in the second quarter of 2009, to a low of $4.16 per share in the fourth quarter of 2009. Our progress in developing and commercializing our products, the impact of government regulations on our products and industry, the potential sale of a large volume of our common stock by stockholders, our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially with significant market losses. If our stockholders sell a substantial number of shares of common stock, especially if those sales are made during a short period of time, those sales could adversely affect the market price of our common stock. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we could be subject to a securities class action litigation as a result of volatility in the price of our stock, which could result in substantial costs and diversion of management's attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the years ended December 31, 2009, 2008, 2007, 2006 and 2005.

Ratio of Earnings to Fixed Charges

Years ended December 31,
2009	2008	2007	2006	2005
(1)	(1)	(1)	(1)	(1)

(1)
Due to our loss from continuing operations for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 earnings were insufficient to cover fixed charges by $36.9 million, $48.8 million, $15.5 million, $18.8 million, and $17.4 million, respectively. For this reason, no ratios are provided.

USE OF PROCEEDS

        Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time, to fund our operations until we receive FDA approval of our products and are able to commercialize our products and to make substantial investments to establish sales, marketing, quality control, and regulatory compliance capabilities in anticipation of FDA approval of our products. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments with a maturity of three months or less at the date of purchase and consist primarily of investments in money market mutual funds with commercial banks and financial institutions or other investment-grade securities. Such investments may include depositing such net proceeds into, and maintaining cash balances with, financial institutions in excess of insured limits.

DESCRIPTIONS OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the common stock, preferred stock, warrants, depositary shares and units that we may offer and sell from time to time. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our third restated certificate of incorporation, as amended, our by-laws and by applicable Delaware law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

        We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

        As of March 31, 2010 we are authorized to issue up to 297,000,000 shares of common stock, $.001 par value per share. As of March 31, 2010, approximately 31,759,718 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the NASDAQ Global Select Market System under the symbol "CLDX".

  Dividends

        The Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.

  Voting

        Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the board of directors.

  Rights Upon Liquidation

        In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

  Miscellaneous

        No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by Celldex.

  Anti-Takeover Provisions

        Certain provisions in our third restated certificate of incorporation, as amended, and applicable Delaware corporate, as well as our shareholder rights agreement, may have the effect of discouraging a change of control of Celldex, even if such a transaction is favored by some of our stockholders and could result in stockholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for stockholders owning less than a majority of the shares to be able to elect even a single director.

        Pursuant to our shareholder rights agreement (referred to in this prospectus as the rights agreement) a dividend of one Preferred Stock Purchase Right (referred to in this prospectus as a right) for each share of common stock of Celldex was declared for each outstanding share of common stock of Celldex on November 11, 2004. Each share of common stock of Celldex issued after such date is also issued with a right. Each right entitles the registered holder to purchase from Celldex a unit consisting of one one-ten thousandth of a share of Celldex Series C-1 Junior Participating Cumulative Preferred Stock, at a cash exercise price of $35 per unit, subject to adjustment as specified in the rights agreement. We describe the rights more completely in the rights agreement itself, which is contained in Exhibit 4.1 to our Registration Statement on Form 8-A filed on November 8, 2004. The summary of the provisions of the rights agreement is qualified in its entirety by reference to that agreement.

        Computershare Trust Company, N.A. is presently the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

        At December 31, 2009, the Company had authorized preferred stock comprised of 3,000,000 shares of Class C Preferred Stock of which 350,000 shares has been designated as Class C-1 Junior Participating Cumulative, the terms of which are to be determined by our Board of Directors. As of March 31, 2010, there was no preferred stock outstanding.

Class C Preferred Stock

        This section describes the general terms and provisions of our Class C Preferred Stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock.

        Our board of directors has been authorized to provide for the issuance of the 2,650,000 unissued and undesignated shares of our Class C Preferred Stock In general, our third restated certificate of incorporation, as amended, authorizes our board of directors to issue new shares of our common stock or preferred stock without further stockholder action, provided that there are sufficient authorized shares.

        With respect to each series of our Class C Preferred Stock, our board of directors has the authority to fix the following terms:

  •
  the designation of the series;

  •
  the number of shares within the series;

  •
  whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

  •
  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

  •
  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares";

  •
  whether the shares are redeemable, the redemption price and the terms of redemption;

  •
  the amount payable to you for each share you own if we dissolve or liquidate;

  •
  whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

  •
  any restrictions on issuance of shares in the same series or any other series;

  •
  voting rights applicable to the series of preferred stock; and

  •
  any other rights, priorities, preferences, restrictions or limitations of such series.

        The rights with respect to any shares of our Class C Preferred Stock will be subordinate to the rights of our general creditors. Shares of our Class C Preferred Stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

        Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Terms of the Preferred Stock That We May Offer and Sell to You

        We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. Prior to the issuance of a new series of preferred stock, we will further amend our third restated certificate of incorporation, as amended, designating the stock of that series and the terms of that series. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our third restated certificate of incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

        Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

        The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  •
  the designation, stated value and liquidation preference of such preferred stock;

  •
  the number of shares within the series;

  •
  the offering price;

  •
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  •
  whether interests in the shares of preferred stock will be represented by depository shares as more fully described below under "Description of Depositary Shares");

  •
  any redemption or sinking fund provisions;

  •
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

  •
  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  •
  the voting rights, if any, of shares of such series; the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  •
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

  •
  the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  •
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our third restated certificate of incorporation, as amended, for complete information regarding a series of preferred stock.

        The preferred stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

DESCRIPTION OF WARRANTS

        We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

        We may issue, together with other securities or separately, warrants to purchase common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  if applicable, the maximum or minimum number of warrants which may be exercised at any time;

  •
  the identity of the warrant agent;

  •
  any mandatory or optional redemption provision;

  •
  whether the warrants are to be issued in registered or bearer form;

  •
  whether the warrants are extendible and the period or periods of such extendibility;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrant(s).

Modification of the Warrant Agreement

        The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

  •
  to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEPOSITARY SHARES

        We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

        We may, at our option, elect to offer fractional or multiple shares of common stock or preferred stock, rather than single shares of common stock or preferred stock (to be set forth in the prospectus supplement relating to such depositary shares). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

        The shares of common stock or any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of common stock or preferred stock represented by such depositary share, to all the rights and preferences of the shares of common stock or preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of common stock or the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  the terms of the unit agreement governing the units;

  •
  United States federal income tax considerations relevant to the units; and

  •
  whether the units will be issued in fully registered global form.

        This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

        We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

  •
  the name or names of the underwriters, dealers or agents participating in the offering, if any;

  •
  the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the on the NASDAQ Capital Market. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any agents and underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 12, 2010, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 31, 2010.

  •
  Our Current Reports on Form 8-K filed with the Commission on January 8, 2010, January 25, 2010, February 16, 2010, March 4, 2010 and March 30, 2010 (in each case except to the extent furnished but not filed).

  •
  The description of our Common Stock contained in our registration statement on Form 8-A, filed with the Commission on September 22, 1986 under Section 12 of the Securities Exchange Act of 1934, as amended, and any amendments or reports filed for the purpose of updating such description.

  •
  The description of the rights to purchase our Series C-1 Junior Participating Cumulative Preferred Stock contained in our registration statement on Form S-4, filed with the SEC on December 21, 2007, our registration statement on Form 8-A filed with the SEC on November 8, 2004, our registration statement on Form 8-A/A filed with the SEC on October 22, 2007, our registration statement on Form 8-A/A filed with the SEC on March 7, 2008, and any amendment or report filed with the SEC for the purposes of updating such descriptions.

        We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

        In addition, we incorporate by reference the documents listed below made by CuraGen with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  •
  CuraGen's Annual Report on Form 10-K for the year Fiscal year ended December 31, 2008, filed on March 10, 2009 as amended by Amendment No. 1 to CuraGen's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2008 filed on April 30, 2009 and Amendment No. 2 to CuraGen's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on June 19, 2009.

  •
  CuraGen's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed November 6, 2009.

        We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to: 119 Fourth Avenue, Needham, Massachusetts 02494, Attention: Corporate Secretary (telephone number (781) 433-0771).

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Celldex Therapeutics, Inc.
Attention: Investor Relations
119 Fourth Avenue
Needham, Massachusetts 02494
telephone number (781) 433-0771

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

        The financial statements of Celldex Therapeutics, Inc. as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Celldex Therapeutics, Inc. for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements of Celldex Therapeutics, Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements as of December 31, 2007 are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of CuraGen Corporation, incorporated in this prospectus by reference from CuraGen Corporation's Annual Report on Form 10-K for the year ended December 31, 2008, as amended by Amendments No. 1 and 2 to CuraGen's Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of CuraGen Corporation's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.celldextherapeutics.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

CELLDEX THERAPEUTICS, INC.
PROSPECTUS
April 22, 2010

Shares

Common Stock

Prospectus Supplement

Sole Book-Running Manager

Jefferies

May      , 2011